EXECUTION VERSION DATED 2025 THE PERSONS NAMED IN SCHEDULE 1 SPROUT SOCIAL LIMITED __________________________________________ SHARE PURCHASE AGREEMENT __________________________________________

TABLE OF CONTENTS 1. DEFINITIONS AND INTERPRETATION 1 2. SALE AND PURCHASE 15 3. CONSIDERATION 16 4. ADJUSTMENT OF CONSIDERATION 17 5. COMPLETION 18 6. WARRANTIES 19 7. W&I INSURANCE POLICY 21 8. LIMITATIONS ON THE SELLERS’ LIABILITY 21 9. PAYMENTS UNDER THIS AGREEMENT 21 10. USE OF CONFIDENTIAL INFORMATION BY SELLERS 22 11. FURTHER UNDERTAKINGS BY COVENANTORS 22 12. SELLERS’ OBLIGATIONS PRIOR TO REGISTRATION OF STOCK TRANSFER FORMS 23 13. WAIVER OF CLAIMS 24 14. GENERAL 24 SCHEDULE 1 33 THE SELLERS AND THE SHARES 33 SCHEDULE 2 40 INFORMATION CONCERNING THE GROUP 40 Part 1 : The Company 40 Part 2 : The Subsidiaries 47 SCHEDULE 3 50 COMPLETION ARRANGEMENTS 50 Part 1 : Sellers’ Obligations 50 Part 2 : Buyer’s Obligations 54 SCHEDULE 4 55 COMPLETION ACCOUNTS 55 Part 1 : Definitions 55 Part 2 : Preparation of Completion Accounts 56 Part 3 : Completion Accounts Principles 58 Part 4 : Sample Working Capital Exhibit 60 SCHEDULE 5 61 WARRANTIES 61 Part 1 : General Warranties 61 Part 2 : Tax Warranties 93 SCHEDULE 6 96 LIMITATIONS ON LIABILITY 96 SCHEDULE 7 101 COMPANY AI 101 SCHEDULE 8 102 DISCLOSURE SCHEDULE 102 SCHEDULE 9 103 LIST OF TERRITORIES 103

AGREED FORM DOCUMENTS 1. Letters of resignation from directors and company secretary of the relevant Group Companies 1. Dunport Pay-Off Letter 2. Deeds of release in respect of all security whatsoever created by any Group Company in relation to the Dunport Debt 3. Tax Deed 4. Put and Call Option Agreement 5. Harbert Warrant Deed of Cancellation

THIS AGREEMENT is made on 2025 BETWEEN: (1) THE PERSONS NAMED IN Schedule 1 (the “Sellers”); and (2) SPROUT SOCIAL LIMITED, a company incorporated under the laws of Ireland with company registration number 551726 and its registered office at Block A, George’s Quay Plaza, George’s Quay, Dublin 2, Dublin, Ireland (the “Buyer”). BACKGROUND: (A) Subject to Clause 2.1, the Sellers are the legal and/or beneficial owners of the Shares (which comprise the Sale Shares and the Option Shares), as set out in Schedule 1. (B) The ESOP Holders are the beneficial owners of the Shares of which the Nominee is the legal owner as set out opposite the name of the Nominee in Schedule 1. (C) The Sellers have agreed to sell and the Buyer has agreed to purchase the Shares on the terms and subject to the conditions of this Agreement. The sale and purchase of the Sale Shares will take place on Completion in accordance with the terms of this Agreement, with the sale and purchase of the Option Shares taking place during the two-year period following Completion pursuant to the Put and Call Option Agreement. (D) The Shares represent the entire issued share capital of the Company. IT IS AGREED as follows: 1. DEFINITIONS AND INTERPRETATION 1.1 Definitions Unless otherwise specified, in this Agreement: “2002 Act” means the Competition Act 2002; “Actions” has the meaning given to that term in Part 1 of Schedule 5; “Affiliate” means, in relation to any party, any subsidiary or holding company of that party, and any subsidiary of such holding company, in each case for the time being; “Agreement” means this agreement and the Schedules; “AI Contracts” has the meaning given to that term in Part 1 of Schedule 5; “AI Inputs” means any and all data, writings, works of authorship, graphics, pictures, recordings, any electronic or other information, text or numerals, audio or visual content, or materials of any nature or description which enable or support the Artificial Intelligence to generate AI Outputs; “AI Outputs” means any and all services, products, data, writings, works of authorship, graphics, pictures, recordings, any electronic or other information, data, text or numerals, audio or visual content, or materials of any nature or description generated, derived or produced by or on behalf of any Group Company from any Artificial Intelligence or AI Inputs; 1

“Approved” means exempt approved by the Revenue Commissioners for the purposes of Section 774 of the TCA and reference to “Approval” shall be construed accordingly; “Artificial Intelligence” means a machine-based system, software, hardware, tool, algorithm or aid that is designed to operate with a degree of autonomy, including but not limited to on a self-improving or generative basis, that can carry out, or was developed with the objective of carrying out, tasks considered to require human intelligence or which would otherwise be performed by a human and that can, for explicit or implicit objectives, generate outputs including but not limited to predictions, recommendations, content or decisions, with limited or no human intervention; “Balance Sheet” means the audited consolidated balance sheet of the Group, comprised in the Financial Statements; “Business” means the business of developing, marketing, licensing, selling, and providing media intelligence and social media analytics software, platforms, and services, including tools, services, and technology used (a) to help organisations monitor and predict how stories, topics, or narratives will spread online; (b) for analysing engagement trends, content virality, and audience behaviour across social and digital media; (c) for public relations, brand monitoring, crisis management, content strategy, influencer tracking, audience analytics, or related communications and marketing, or editorial applications; (d) for developing or applying artificial intelligence, including generative AI, predictive models, or agent-based technologies, in connection with any of the activities described in (a) through (c), including automated monitoring, narrative detection, insight generation, or decision-support tools, and (e) for any other services or solutions that are the same as, or substantially similar to, those provided by the Group as at Completion or which are being developed by the Group as at Completion, including those described at page 18 of the CIM contained at 12.1 of the Data Room; “Business Day” means a day (other than a Saturday or Sunday or public holiday in Ireland and the State of Illinois) on which clearing banks are open for business in Dublin and the State of Illinois; “Business Privacy Policies” means the internal and external policies, procedures, notices and practices adopted by the Group or any Group Company relating to the collection, use, storage, disclosure, transfer and protection of Personal Data; “Buyer’s Group” means the Buyer and each subsidiary for the time being of the Buyer, each holding company of the Buyer and each subsidiary of each such holding company (which, from Completion, will include the Company and the Subsidiaries); “Buyer’s Relief” has the meaning given to that term in the Tax Deed; “Buyer’s Solicitors” means Arthur Cox LLP of Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland; “Cantor Beneficial Owners” means each of the holders of the beneficial interest in the Cantor Shares; “Cantor Sale Shares” means the shares listed in the column entitled ‘No. and Class of Sale Shares’ opposite the Hawksford Nominee’s name in Schedule 1; 2

“Cantor Shares” means the shares listed opposite the Hawksford Nominee’s name in Schedule 1; “Cash” means, as at the Completion Date, the aggregated amount of any cash held by the Group on hand or credited to an account with a bank or other financial institution to which the Group is beneficially entitled, including cheques, deposited into a bank account (which have not cleared at Completion), and cash equivalents (being short-term, highly liquid investments that are readily convertible to known amounts of cash to which the Group is beneficially entitled), all free and clear, less any and all outstanding cheques written against any bank account of the Group. “Cash” shall include any payments made to the Group upon the exercise of any outstanding options, warrants or other convertible securities of the Group immediately prior to Completion (net of all Taxes payable by the Group in respect of such payments) and shall exclude any Restricted Cash; “CGL Guarantee” means the contingent grant liability of €615,959 in favour of EI relating to a R&D Grant for the Company with a liability termination date of 09/03/2027; “CGT Clearance Certificate” has the meaning given to that term in Part 1 of Schedule 3; “Claim” means a claim under the Tax Deed and / or a Warranty Claim; “Claim Notice” means a notice in writing from the Buyer to the Sellers’ Representative and EI of any Claim which sets out the Buyer’s bona fide estimate of the alleged loss (save where such loss is not reasonably capable of estimation at such time); “Coca Cola Development Services Contract” means the contract between The Coca-Cola Company and NewsWhip US Inc. effective as of 1 December 2024 and available in the Data Room at 4.1.39; “Companies Act” means the Companies Act 2014; “Company” means NewsWhip Group Holdings Limited, particulars of which are set out in Part 1 of Schedule 2; “Company AI” has the meaning given to that term in Part 1 of Schedule 5; “Company Owned IP” means any and all Intellectual Property Rights, including Registered IP, that are owned or purported to be owned by the Group or each Group Company; “Company Software” means the software that embodies any Company Owned IP or that is used in the operation, design, development, production, distribution, testing, provision, maintenance or support of any Product, including tools and toolsets developed by or on behalf of the Group; “Competition Authority” includes any relevant government body, agency or court for the purposes of Competition Law; “Competition Law” means the laws of any jurisdiction which governs the conduct of companies or individuals in relation to anti-competitive arrangements or practices, including, but not limited to, cartels, pricing, resale pricing, market sharing, bid-rigging, terms of trading, purchase or supply, joint ventures, dominant or monopoly positions and the control of acquisitions or mergers; 3

“Completion” means completion of the sale and purchase of the Sale Shares in accordance with this Agreement; “Completion Accounts” means: (a) the unaudited consolidated balance sheet of the Group as at the Completion Date; and (b) a statement of the Cash, Debt and Working Capital of the Group as at the Completion Date, prepared and agreed or determined in accordance with the provisions of Schedule 4; “Completion Consideration” has the meaning given to that term in Clause 3.2; “Completion Date” means the date on which Completion takes place being the date of this Agreement; “Confidential Information” means all information not in the public domain used in or otherwise relating to the Business or a Group Company about their respective customers, business, assets, suppliers, counterparties or affairs including information relating to: (a) marketing, customers, sales targets, sales statistics, market share statistics, prices, market research reports and surveys and advertising or other promotional materials; (b) future projects, business development or planning, commercial relationships and negotiations; (c) formulas, designs, specifications, drawings, Know-How, manuals and instructions; or (d) technical or other expertise; “Connected Person” and “Connected” means a person who would be connected with another person for the purposes of Section 220 of the Companies Act if that other person was a director of a company; “Consideration” means the aggregate of the Estimated Consideration as adjusted in accordance with Clause 4.2; “Contract” means any agreement or commitment, whether conditional or unconditional and whether by deed, under hand, oral or otherwise, and any arrangement or understanding; “Core Warranties” means the Warranties contained in paragraphs 1 and 2(a)(i), (ii) and (iii) of Part 1 of Schedule 5 and “Core Warranty” means any of them; “Core Warranty Claim” means a claim for a breach of any one or more of the Core Warranties; “Covenantors” means each of [***] , [***] , [***] , [***] , [***] , [***] , [***] and [***] ; “DAC6” has the meaning given to that term in Part 2 of Schedule 5; 4

“Data Partners” means contractually obligated third-parties, including without limitation, customers, suppliers, contractors and vendors that have access to Personal Information or IT systems; “Data Protection Legislation” has the meaning given to that term in Part 1 of Schedule 5; “Data Room” means the “Project Clover” virtual data site at https://app.idealsvdr.com/project/5/Project_Clover_o4k0n/documents/all maintained by iDeals which has been populated by the Sellers and made available to the Buyer and its advisers for inspection on 23 June 2025, and with the last materials being uploaded by Sellers on 29 July 2025; “DCCS” means the Department of Culture, Communications and Sport or any successor departments in Ireland; “De Minimis Claim” has the meaning given to that term in Schedule 6; “Deal Value” means the aggregate of the Consideration and the Option Consideration; “Debt” means, as at the Completion Date, all payment, borrowing, liability or indebtedness obligations of the Group, including: (a) the Dunport Debt and any fees, break costs or similar ancillary payments required to be made in connection with the repayment of the Dunport Debt and any reasonable fees charged by Dunport’s legal counsel in connection with the repayment of the Dunport Debt and the release of any related security; (b) the W&I Contribution Amount; (c) indebtedness obligations to any bank, credit institution, hedge fund or finance company, including (i) obligations under capitalised leases; (ii) letters of credit, bankers acceptances; (iii) deferred purchase price for property or services; (iv) obligations under interest rate swap, hedging or similar agreements; and (v) other non-trade liabilities; (d) indebtedness obligations to any other person (including any member of the relevant Seller’s Group) provided, however, that Debt shall not include any trade payables incurred in the ordinary course of business or any Intra-Group Payables; (e) deferred revenue relating to the [***] development services contracts; (f) the cost of servicing any long-term (meaning having a term of 12 months or more) deferred revenue, any tax debt warehoused in connection with Covid-19, and the Company’s term debt with Dunport; 5

(g) any fees, costs and expenses payable by any Group Company in connection with the Transaction, including legal, accounting, investment banking, financial advisory and third party fees and expenses; (h) any bonuses, severance payments or change of control payments payable by any Group Company in connection with the Transaction to employees, directors, officers, vendors, suppliers or other service providers, including all Tax payable by any Group Company in connection with such payments (including employer Taxes); (i) any Taxes payable by any Group Company in connection with the cash out of any equity incentive awards where such cost is being borne by the Buyer; (j) [***] in relation to customer overpayments; (k) any accrued and unpaid monitoring fees relating to board members or board observers up to Completion; (l) [***] relating to US sales taxes; (m) any accrued and unpaid staff bonuses relating to performance prior to Completion; (n) any payment due to Harbert in exchange for the cancelation of the Harbert Warrant; (o) [***] in relation to visa related employee bonus payments; and (p) accrued corporation tax to Completion payable by NewsWhip Media Inc. in the US included in the estimated amount of [***] . “Defined Benefit Scheme” has the meaning given to that term by Section 2 of the Pensions Act; “Defined Contribution Scheme” has the meaning given to that term by Section 2 of the Pensions Act; “Disclosure Schedule” means Schedule 8 to this Agreement, which sets out statements qualifying the General Warranties and Tax Warranties by those matters which are Fairly Disclosed in Schedule 8; “Dispute” has the meaning given to it in Clause 14.6; “Dunport” means Dunport Capital Management Designated Activity Company a company incorporated in Ireland with registration number 603001 having its registered office at Riverside One, 37-42 Sir John Rogerson’s Quay, Dublin 2, Ireland; “Dunport Debt” means, as at the Completion Date, the indebtedness obligations in an amount of [***] , owed by the Group to Dunport under or in connection with the senior facility agreement dated 19 May 2025 between, amongst others, NewsWhip Media Limited and Dunport; “EI” means Enterprise Ireland of Eastpoint Business Park, The Plaza, Dublin 3; “EI Core Warranties” means each of the the Warranties contained in paragraphs 1(a)(i) (Power and Authority), 1(b) (Binding Agreements), 2(a)(ii) (Ownership, 2(a)(iii) (No Encumbrance); 6

“EI Core Warranty Claim” means a claim for a breach of any one or more of the EI Core Warranties; “Encumbrance” means any mortgage, charge, pledge, lien, option, restriction, assignment, hypothecation, right of first refusal, right of pre-emption, or right to acquire or restrict, any adverse claim or right or third party right or interest, any other encumbrance or security interest of any kind, and any other type of preferential arrangement (including title transfer and retention arrangements) having a similar effect; “ESOP Exercise Amount” means the amount payable to the Group by the optionholders under the outstanding ESOP options to be exercised immediately prior to Completion; “ESOP Holders” means the beneficial owners of the Shares that are legally owned by the Nominee, as set out in Schedule 1; “ESOP Sale Shares” means the shares listed in the column entitled ‘No. and Class of Sale Shares’ opposite the Nominee’s name in Schedule 1; “ESOP Shares” means the shares listed opposite the Nominee’s name in Schedule 1; “Estimated Cash” means [***] ; “Estimated Debt” means [***] and the USD equivalent of [***] ; “Estimated Consideration” means an amount equal to the sum of: (a) USD55,000,000 (fifty five million US dollars); (b) plus the Estimated Cash; (c) less the Estimated Debt; (d) plus the amount by which the Estimated Working Capital exceeds the Target Working Capital or less the amount by which the Target Working Capital exceeds the Estimated Working Capital, as applicable; “Estimated Working Capital ” means [***] ; “Fairly Disclosed” means facts, matters or other information fairly and accurately disclosed in the Disclosure Schedule in such a manner and with sufficient detail to enable a prudent buyer to identify the nature and extent of the matter disclosed and to make an informed assessment of the fact, matter or information concerned; “Financial Statements” means the audited Balance Sheet and audited consolidated profit and loss account of the Group as at the Last Financial Year End Date together with the related cashflow statements, directors’ reports and statutory auditors’ reports and includes all other consolidated statements, notes and other documents attached to the foregoing and forming part of them in accordance with any legal requirement or otherwise; “General Warranties” means all of the Warranties other than the Core Warranties and the Tax Warranties and “General Warranty” means any of them; 7

“Group” means the Company and each Subsidiary together with any other subsidiaries of the Company and the term “Group Company” means any one of them; “Holdback Amount” means an amount equal to [***] ; “Harbert” means Harbert European Growth Capital Fund II SCSp of 5, Rue Guillane Kroll, L- 1882 Luxembourg; “Harbert Warrant” means the warrant instrument dated 18 January 2023 between (1) Harbert and (2) the Company; “Harmful Code” means any “back door,” “drop dead device,” “time bomb,” “horse,” “virus,” “malware,” or “worm” (as such terms are commonly understood in the software industry) or any other code, computer instructions or techniques, software routines, or hardware components designed or intended to have, or capable of performing, any of the following functions: (A) disrupting, disabling, harming or otherwise impeding in any manner the operation of, or permitting or causing unauthorized access to, an IT system, network, or other device or any information contained thereon or processed thereby; or (B) damaging or destroying any data or file in an unauthorized manner; “Hawksford Nominee” means Hawksford Nominees Ireland Limited of Block A, 5th Floor, The Atrium, Blackthorn Road, Sandyford, Dublin 18, who holds the legal interest in the Cantor Shares; “Information Technology” means all material computer systems, communication systems, software, hardware and other related technology used, owned by or licensed to any Group Company in connection with the operation of the Business; “Institutional Investors” means each of Hawksford, Tribal Nominees and AIB Seed Capital Fund Limited Partnership; “Intellectual Property” or “IP” means patents (including supplementary protection certificates and the right to claim priority), trademarks, service marks, registered designs, utility models, design rights, topography rights, copyrights (including copyright in computer programs), database rights, inventions, Know-How, Confidential Information, business or trade names, get-up, domain names, and all other IP and neighbouring rights and rights of a similar or corresponding character (including all associated goodwill), enforceable anywhere in the world (whether or not the same are registered or capable of registration) and all applications for, or for the protection of, any of the foregoing; “Intellectual Property Rights” or “IP Rights” means all Intellectual Property used, or required to be used, by any Group Company in, or in connection with, the Business; “Intra-Group Payables” means all outstanding payables and receivables between any Group Company and another Group Company as at the Completion Date; “Irish Tax Reference Number” means an activated Tax Reference Number for the purposes of the Stamp Duty (E-stamping of Instruments and Self-Assessment) Regulations 2012; “Know-How” means all information and techniques (not publicly known) owned by a Group Company or used, by a Group Company in, or in connection with, the 8

Business, held in any form (including paper, electronically stored data, magnetic media, film and microfilm) including that comprised in or derived from drawings, data, reports, project reports, formulae, specifications, testing procedures, test results, component lists, instructions, manuals, brochures, catalogues and process descriptions, market forecasts, lists and particulars of customers and suppliers; “Last Financial Year End Date” means 31 December 2024; “Licensed Intellectual Property” has the meaning given to that term in Part 1 of Schedule 5; “Losses” means any debts, obligations and other liabilities (whether absolute or contingent, liquidated or unliquidated, due or to become due, accrued or not accrued), losses (save for indirect or consequential loss), damages, Taxes, deficiencies, judgments, assessments, fines, fees, penalties, reasonable and properly incurred out of pocket expenses (including external amounts paid in settlement, interest, court costs, reasonable and properly incurred costs of investigators, reasonable and properly incurred fees and expenses of attorneys, accountants, financial advisors, consultants and other experts, and other reasonable and properly incurred expenses of litigation), in each case that may be imposed or otherwise incurred or suffered; “Management Accounts” means the unaudited consolidated profit and loss account and consolidated balance sheet and cashflow statement of the Group for each month beginning on the next day following the Last Financial Year End Date and ended on 30 June 2025, a copy of which are contained at folder 1.2.10 of the Data Room; “Material Contract” means: (a) the 20 Contracts between the Group and a customer having the highest revenue for the Group in either of the year ended on the Last Financial Year End Date or the period of the Management Accounts; and (b) the 10 Contracts between the Group and a supplier having the highest expenditure for the Group in either of the year ended on the Last Financial Year End Date or the period of the Management Accounts; and (c) all contracts between the Group and the following suppliers: Meta, Youtube, Linkedin and OpenAI; “NDRC” means NDRC Investment DAC (company registration number 681879) acting on trust and on behalf of DCCS with a registered office at unit 1, the CHQ Building, Custom House Quay, Dublin 1 D01 Y6H7; “NDRC Core Warranties” means each of the Core Warranties save for the Warranties contained in Paragraph 2(a)(ii); “Nominee” means NewsWhip Nominees Limited; “NDRC Sale Shares” means the [***] Ordinary Shares of [***] each in the Company held by NDRC on trust for and on behalf of DCCS; “NDRC Shares” means [***] Ordinary Shares of [***] each and [***] E Ordinary Shares of [***] each and [***] F Ordinary Shares each held by NDRC on trust for and on behalf of the DCCS; “Option Consideration” means the consideration payable for the Option Shares as determined in accordance with the Put and Call Option Agreement; 9

“Option Shares” means the shares listed in the fifth column in Schedule 1; “Party” means any party to this Agreement; “Pension Scheme” means the Newswhip Media Limited section of the master trust defined contribution occupational pension scheme known as the Zurich Master Trust pursuant to participation agreement dated 21 July 2023; “Pensions Act” means the Pensions Act 1990 to 2018 (as amended) and any statutory modification or re-enactment thereof for the time being in force and any statutory regulations made thereunder and the European Union (Occupational Pension Schemes) Regulations 2021; “Personal Data”, “Processing”, “Data Subject” and “Personal Data Breach” have the meanings given to those terms in the Data Protection Legislation; “Personal Information” means any and all information that (i) identifies, relates to, describes, is capable of being associated with, or could reasonably be linked, directly or indirectly, with a particular individual, or (ii) any other information defined as “personal data,” “personally identifiable information,” “personal information,” or similar designation under applicable Legal Requirements; “Planning Acts” means the Local Government (Planning and Development) Acts 1963 to 1999, the Planning and Development Acts 2000 to 2023, the Building Bye-Laws, the Building Control Acts 1990 to 2020 (the “Building Control Acts”) and all regulations made under the Building Control Acts including the Building Control Regulations 1997 to 2021 and the Building Regulations 1997 to 2022; “Policies” has the meaning given to that term in Part 1 of Schedule 5; “Prior Scheme” means the Newswhip Media Limited Group Pension Scheme with Pensions Authority Number PB349792 and Revenue approval number SF103166; “Privacy and Security Requirements” means material compliance with (A) applicable Information Privacy and Security Laws, (B) all contractual obligations concerning privacy, data protection or information security matters in contracts to which each Group Company is a party, and where such privacy obligations are required, (C) all industry standards with which each Group Company purports to or is otherwise required to comply (D) all requirements of self-regulatory organizations or certifications to which each Group Company belongs or that apply to each Group Company, and (E) all Business Privacy Policies, in each case as amended from time to time; “Pro Rata Portion” means the percentage set out opposite that Seller’s name in the final column of the table in Schedule 1 as may be adjusted to reflect any post-Completion adjustment to the Consideration as provided for in this Agreement or the Put and Call Option Agreement; “Proceedings” has the meaning given to that term in Clause 14.7; “Put and Call Option Agreement” means the put and call option agreement in the Agreed Form in respect of the Option Shares to be entered into between the Sellers and the Buyer on Completion; “PRSA” has the meaning given to it in Section 91 of the Pensions Act; 10

“R&D Tax Credits” means the research and development tax credits which are calculated by reference to qualifying expenditure incurred by any Group Company on qualifying research and development activities prior to the date of this Agreement and which are due to be paid to any Group Company after the date of this Agreement; “Restricted Cash” means all cash held by the Group that has not been spent or is not freely usable because such cash is subject to restrictions or limitations on use or dividend, or Taxes imposed on dividends thereof which shall include any cash held by the Group; “Restricted Person” means a person or entity that is (i) listed or referred to on, or owned or controlled (directly or indirectly) by a person or entity listed or referred to on, or acting on behalf of a person or entity listed or referred to on, any Sanctions List; (ii) resident in, incorporated under the laws of, or acting on behalf of a person or entity resident in or organised under the laws of, any country or territory that is the target of and/or subject to any comprehensive country- or territory-wide Sanctions (being, as at the date of this agreement, Crimea, Cuba, Iran, North Korea and Syria); or (iii) otherwise a target of Sanctions; “Revenue Commissioners” means Irish Revenue Commissioners; “Sale Shares” means the Shares other than the Option Shares; “Sanctions” means the economic, financial and trade embargoes and sanctions laws, regulations, rules, export controls and/or restrictive measures administered, enacted or enforced by any Sanctions Authority (in all cases, from time to time in effect); “Sanctions Authority” means the (i) United Nations (including the United Nations Security Council), the United States, the European Union, any Member State of the European Union and the United Kingdom; and (ii) the respective governmental, judicial, public or regulatory agencies, authorities or bodies of any of the foregoing, including, the Office of Foreign Assets Control of the U.S. Department of the Treasury, the United States Department of State, the European Commission and the Office of Financial Sanctions Implementation of Her Majesty’s Treasury; “SDCA” means the Stamp Duties Consolidation Act 1999; “Sellers’ Representative” has the meaning given to that term in Clause 14.14(a); “Sellers’ Solicitors” means Philip Lee LLP of Connaught House, One Burlington Road, Dublin 4, Ireland; “Seller’s Group” means each Seller (being a company) and each subsidiary for the time being of such Seller, each holding company of such Seller and each subsidiary of each such holding company, excluding any Group Company; “Shares” means the entire issued share capital of the Company further particulars of which are set out in Schedule 1 and which are to be purchased by the Buyer under the terms of this Agreement; “Shareholders’ Agreement” means the amended and restated shareholders’ agreement entered in to by the Company and the Sellers dated 18 January 2023; “Subsidiary” means a subsidiary of the Company listed in Part 2 of Schedule 2 and “Subsidiaries” means all those Subsidiaries; “Target Working Capital” means [***] ; 11

“Tax” and “Taxation” have the meaning given to those terms in the Tax Deed; “Tax Authority” and “Taxation Authority” means, in Ireland, the Revenue Commissioners, and any other local, municipal, governmental, state, federal or other fiscal authority or body anywhere in the world responsible for the collection or management of any Tax; “Tax Claim” means a claim under the Tax Deed; “Tax Deed” means the deed of tax covenant in the Agreed Form between the Sellers and the Buyer; “Tax Documents” has the meaning given to that term in Part 2 of Schedule 5; “Tax Warranties” means the warranties contained in Part 2 of Schedule 5; “Tax Warranty Claim” means a claim for a breach of any one or more of the Tax Warranties; “TCA” means Taxes Consolidation Act 1997 (as amended); “Territory” means the countries in which the Group is carrying on business as at Completion as listed in Schedule 9; “Threshold” has the meaning given to that term in Schedule 6; “Transaction Documents” means this Agreement and the appended Disclosure Schedules, the Tax Deed, the Put and Call Option Agreement and all other documents for delivery by the Sellers at Completion specified in Schedule 3 as being in the Agreed Form; “Treaty” has the meaning given to that term in Part 1 of Schedule 5; “Tribal Nominee” means Tribal Ventures Nominees Limited of 23 South William Street, Dublin 2, Dublin, Ireland, who holds the legal interest in the Tribal Shares; “Tribal Beneficial Owners” means each of the holders of the beneficial interest in the Tribal Shares; “Tribal Sale Shares” means the shares listed in the column entitled ‘No. and Class of Sale Shares’ opposite the Tribal Nominee’s name in Schedule 1; “Tribal Shares” means the shares listed opposite Tribal Nominee’s name in Schedule 1; “True-Up Date” means the date that is five Business Days after the date on which the Cash, Debt and Working Capital are agreed between the Buyer and the Sellers’ Representative or otherwise determined in accordance with the provisions of Schedule 4; “Uninsured Risk Claim” means a claim for breach of Warranty or pursuant to the Tax Deed that is not covered by the W&I Insurance Policy; “USD” or “US dollars” means the lawful currency of the United States of America; “VAT” means Value Added Tax; 12

“VATCA” means Value Added Tax Consolidation Act 2010; “W&I Contribution Amount” means [***] , being an amount equal to 50% of the total costs payable (which shall include the premium and any fees due to the broker) in respect of the W&I Insurance Policy; “W&I Insurance Policy” means the insurance policy in the name and in favour of the Buyer; “W&I Policy Extract” means a copy of the sections of the W&I Insurance Policy relating to subrogation and the no claims declaration; “Warranties” means the warranties contained in Schedule 5 and “Warranty” means any of them; “Warrantors” means each of [***] and [***]; “Warranty Claim” means a claim by the Buyer for a breach of Warranty; “Waste” has the meaning given to that term in the Waste Management Act 1996 and Directive 2008/98/EC on waste; “Working Capital” means, as at the Completion Date, the current assets of the Group (excluding Cash) less the current liabilities of the Group (excluding Debt) and for the avoidance of doubt shall exclude the R&D Tax Credits; and “Working Hours” means 9.00 am to 5.00 pm on a Business Day. 1.2 Interpretation Unless otherwise specified, in this Agreement: (a) a document in the “Agreed Form” is a reference to a document in a form agreed by or on behalf of the Parties; (b) where a Party is required to use “all reasonable endeavours” that Party should explore all avenues reasonably open to it, and explore them all to the extent reasonable, but the Party is neither obliged to disregard its own commercial interests, nor required to continue trying to comply if it is clear that all further efforts would be futile; (c) a reference to: (i) a “Party” includes its personal representatives, successors in title and permitted assigns; (ii) a “person” includes any individual, firm, body corporate, association, government, state or agency of a state, local authority, government body, association or partnership, trust, joint venture, consortium, partnership or other entity (whether or not having a separate legal personality) and that person’s personal representatives, successors and assigns; (iii) a “company” shall be construed so as to include any company, corporation or body corporate, wherever and however incorporated or established; 13

(iv) a “Clause”, “sub-Clause”, “paragraph”, “sub-paragraph” or “Schedule”, unless otherwise specified, is a reference to a clause, sub-clause, paragraph, sub-paragraph of, or schedule to, this Agreement; (v) “indemnify” and “indemnifying” any person against any circumstance includes indemnifying and keeping them harmless (on demand) from all actions, claims, demands, awards, penalties, fines and proceedings (including any liability to Taxation) from time to time made against them and all loss or damage and all payments, costs or expenses (including legal and other professional costs) made or incurred by that person as a consequence of or which would not have arisen but for that circumstance; (vi) “writing” or similar expressions includes, unless otherwise specified, transmission by email but excludes fax; (vii) the singular includes the plural and vice versa and references to one gender includes all genders; (viii) “day” or a “Business Day” shall mean a period of 24 hours running from midnight to midnight; (ix) a “month” shall mean a calendar month; (x) times are to time in Ireland; (xi) any document, instrument or agreement (including this Agreement) is a reference to that document, instrument or agreement as amended, varied, novated or supplemented for the time being, provided that to the extent that any such amendment, variation, novation or supplement requires the consent of a Party under this Agreement, it shall not be taken into account for the purposes of this Agreement until all such consents have been obtained; (xii) any references to “holding company” or “subsidiary” (as the case may be) are as defined in Sections 7 and 8 of the Companies Act; (xiii) the formulation “to the extent that” shall mean “if, but only to the extent that”; and (d) a reference to a statute or statutory provision shall be construed as a reference to the laws of Ireland unless otherwise specified and includes: (i) any subordinate legislation made under it including all regulations, by-laws, orders and codes made thereunder; (ii) any repealed statute or statutory provision which it re-enacts (with or without modification); and (iii) any statute or statutory provision which modifies, consolidates, re-enacts or supersedes it, in each case, prior to the date of this Agreement. 1.2 The rule known as the ejusdem generis rule shall not apply to this Agreement and accordingly general words introduced by the word “other”, “including”, “include” or 14

“in particular” or any similar expression shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things and shall be construed as illustrative and shall not limit the sense of the words preceding those terms. 1.3 The table of contents and headings in this Agreement are inserted for convenience only. They shall be ignored in the interpretation of this Agreement. 1.4 Any reference to a person’s knowledge, information, belief or awareness is deemed to include knowledge, information, belief or awareness which the person would have had if such person had made reasonable and prudent enquiries of the appropriate persons who have knowledge of such matters in the relevant Group Company. 1.5 Except where expressly specified otherwise: (a) the Warranties, agreements, liabilities and obligations contained in this Agreement on the part of any Parties shall be construed and take effect as several Warranties, agreements liabilities and obligations only (and not jointly or jointly and severally); (b) reference to that Party shall refer to each of those persons or any of them as the case may be; and (c) the benefits contained in this Agreement in favour of such Party shall be construed and take effect as conferred in favour of all such persons collectively and each of them separately. 1.6 Several liability means that a Seller shall only be liable for its Pro Rata Portion and shall not in any way be responsible or liable whatsoever for any other Seller. 1.7 The Parties have participated jointly in the negotiating and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favouring or disfavouring a Party by virtue of the authorship of any of the provisions of this Agreement. 1.8 Where any conversion between United States dollars and another currency is required or permitted to be made pursuant to the provisions of this Agreement (a “Conversion Calculation”), the conversion rate to be used for the purposes of the Conversion Calculation shall be the mean of the United States dollar exchange rate for such currency for each of the twenty Business Days immediately prior to the date on which the Conversion Calculation is made and in each case as calculated by the Exchange Rate office of the Central Bank of Ireland provided that, if the exchange rate on the date of the Conversion Calculation differs by more than five percent (±5%) from the average exchange rate for such currency over the three calendar months immediately preceding the Conversion Calculation date (each as determined by the Exchange Rate Office of the Central Bank of Ireland), then the conversion rate to be used shall instead be the average exchange rate over such three-month period. 1.9 Where any provision of this Agreement specifies a notice period or other period of time and the day on which such period shall end is not a Business Day, such period shall be construed so as to end on the next following Business Day. 1.10 The Background and Schedules to this Agreement shall be deemed to form part of this Agreement and the Schedules shall have the same force and effect as if set out in the body of this Agreement and references to this Agreement include the Schedules. 15

2. SALE AND PURCHASE 2.1 With effect from Completion: (a) each Seller (other than the Hawksford Nominee, Tribal Nominee, the Tribal Beneficial Owners, the Nominee. NDRC and the ESOP Holders) shall sell as legal and beneficial owner and the Buyer shall purchase the Sale Shares listed opposite such Seller’s name in Schedule 1 (other than the Cantor Shares, the Tribal Shares and the Nominee Shares) free from all Encumbrances together with all rights of any nature whatsoever attaching or accruing to them now or after the date of this Agreement; (b) Tribal Nominee shall sell as legal owner and the Tribal Beneficial Owners shall sell as beneficial owner, and the Buyer shall purchase beneficial and legal title to, the Tribal Sale Shares free from all Encumbrances together with all rights of any nature whatsoever attaching or accruing to them now or after the date of this Agreement; (c) the Nominee shall sell as legal owner and and on the written authority of the ESOP Holders shall sell as beneficial owner, and the Buyer shall purchase beneficial and legal title to, the ESOP Sale Shares free from all Encumbrances together with all rights of any nature whatsoever attaching or accruing to them now or after the date of this Agreement; (d) the Hawksford Nominee shall sell as legal owner and and on the written authority of the Cantor Beneficial Owners granted to Cantor, who in turn has appointed the Hawksford Nominee as trustee in respect of the Cantor Shares, shall sell as beneficial owner, and the Buyer shall purchase beneficial and legal title to, the Cantor Sale Shares free from all Encumbrances together with all rights of any nature whatsoever attaching or accruing to them now or after the date of this Agreement; and (e) NDRC shall sell as legal owner and (and under power of attorney on behalf of DCCS) shall sell as beneficial owner all the NDRC Sale Shares, and the Buyer shall purchase the beneficial and legal title to the NDRC Sale Shares free from all Encumbrances together with all rights of any nature whatsoever attaching or accruing to them now or after the date of the Agreement. 2.2 Each Seller hereby irrevocably waives all rights of pre-emption and other restrictions on transfer over the Shares or interests in the Shares conferred on them or any other person under the Companies Act, the constitution of the Company or otherwise and shall procure the irrevocable waiver of all rights of pre-emption as may be required to give effect to this Agreement, and further consents to the transaction the subject of this Agreement for all purposes including any shareholder agreements that exist in relation to any Group Company. 2.3 The Sellers hereby terminate any and all shareholder agreements relating to any Group Company and its affairs, including the Shareholders’ Agreement, with effect from Completion. 3. CONSIDERATION 3.1 The total purchase price of the Sale Shares is the Consideration. 3.2 On Completion the Buyer shall pay an amount equal to: 16

(a) the Estimated Consideration; (b) less the Holdback Amount; (c) less the ESOP Exercise Amount, (the “Completion Consideration”) to the Sellers’ Solicitors and receipt by the Sellers’ Solicitors of the Completion Consideration shall be an absolute discharge to the Buyer of its obligations to pay such amount. 3.3 The portion of the Consideration that each Seller shall be entitled to receive is the amount payable in accordance with each Seller’s Pro Rata Portion as set out in Schedule 1. 3.4 The Buyer shall not be concerned to see that the Deal Value paid by the Buyer (including any amounts to be paid in accordance with Clause 4.2 or Clause 4.3) is applied to the Sellers in their Pro Rata Portion as set out in Schedule 1. The Sellers acknowledge and agree that this is a matter agreed as between themselves and receipt by the Sellers’ Solicitors of the Completion Consideration and/or the Option Consideration will be an absolute discharge of the Buyer’s obligation to pay such amounts. 3.5 The Parties agree to adhere to the provisions of the Put and Call Option Agreement to the extent they apply to them. 4. ADJUSTMENT OF CONSIDERATION 4.1 The Completion Accounts shall be agreed or determined in accordance with the provisions of Schedule 4. 4.2 On the True-Up Date, the Estimated Consideration shall be adjusted, subject to Clause 4.3, on a dollar-for-dollar basis as follows: (a) if the amount of the Cash is: (i) less than the Estimated Cash, the Sellers shall pay to the Buyer, as a reduction in the Estimated Consideration, an amount equal to the shortfall; or (ii) greater than the Estimated Cash, the Buyer shall pay to the Sellers, as an increase in the Estimated Consideration, an amount equal to the excess; (b) if the amount of the Debt is: (i) less than the Estimated Debt, the Buyer shall pay to the Sellers, as an increase in the Estimated Consideration, an amount equal to the shortfall; or (ii) greater than the Estimated Debt, the Sellers shall pay to the Buyer, as a reduction in the Estimated Consideration, an amount equal to the excess; (c) if the amount of the Working Capital is: 17

(i) less than the Estimated Working Capital, the Sellers shall pay to the Buyer, as a reduction in the Estimated Consideration, an amount equal to the shortfall; or (ii) greater than the Estimated Working Capital, the Buyer shall pay to the Seller, as an increase in the Estimated Consideration, an amount equal to the excess. 4.3 If the net effect of the provisions of Clause 4.2 is that: (a) the Sellers are obliged to pay an amount to the Buyer which is equal to or greater than the Holdback Amount, then: (i) the Buyer will retain the Holdback Amount and shall have no obligation to pay it to the Sellers; and (ii) the Sellers’ liability to pay the Buyer pursuant to Clause 4.2 shall be reduced by an amount equal to the Holdback Amount; (b) the Sellers are obliged to pay an amount to the Buyer which is less than the Holdback Amount, then the Buyer shall retain that part of the Holdback Amount equal to the amount which the Sellers are obliged to pay to the Buyer in accordance with Clause 4.2 and shall pay the balance of the Holdback Amount to the Sellers’ Solicitors; or (c) the Buyer is obliged to pay an amount to the Sellers, then the Buyer shall pay to the Sellers’ Solicitors such amount as is determined in accordance with Clause 4.2 plus the Holdback Amount. 4.4 Any payments to be made pursuant to Clause 4.2 and Clause 4.3 shall be made in cash: (a) on the True-Up Date; and (b) by electronic transfer of funds for same day value to the account of the Buyer as notified by the Buyer to the Sellers’ Representative for that purpose or, as the case may be, the client account of the Sellers’ Solicitors. 5. COMPLETION 5.1 Completion shall take place at the offices of the Buyer’s Solicitors on the date of this Agreement. 5.2 On Completion: (a) the Sellers (other than EI, NDRC and each of the Institutional Investors) shall procure that a board meeting of each Group Company is held at which the matters set out in paragraph 1 of Part 1 of Schedule 3 are carried out and shall comply with paragraph 3 of Part 1 of Schedule 3; (b) the Sellers (other than EI, NDRC and each of the Institutional Investors) shall deliver or procure to be delivered to the Buyer those items set out in paragraph 2 of Part 1 of Schedule 3; and (c) EI, NDRC and each of the Institutional Investors shall deliver to the Buyer those items, in respect of itself and its Sale Shares only, set out paragraphs 2(b)and 2(c) of Part 1 of Schedule 3. 18

5.3 At Completion, the Buyer shall deliver those items set out in Part 2 of Schedule 3. 5.4 The Buyer shall not be obliged to complete this Agreement unless: (a) the Sellers comply fully with all their obligations under this Clause 5; and (b) the purchase of all of the Sale Shares is completed in accordance with the provisions of this Agreement on the Completion Date. 6. WARRANTIES 6.1 Subject to Clause 8 and Schedule 6: (a) each Seller (save for EI and NDRC) severally warrants to the Buyer that each of the Core Warranties (in so far as such Core Warranties relate solely to such Seller and such Seller’s Shares and such that no Seller gives any Core Warranties in relation to any other Seller or any Group Company) is true and accurate at the date of this Agreement; (b) EI warrants to the Buyer that each of the EI Core Warranties (in so far as such EI Core Warranties relate solely to EI and EI’s Shares) is true and accurate at the date of this Agreement; (c) NDRC warrants to the Buyer that each of the NDRC Core Warranties (in so far as such NDRC Core Warranties relate solely to NDRC and the NDRC Shares) is true and accurate at the date of this Agreement; and (d) each Warrantor warrants to the Buyer on a several basis in relation to each Group Company that each of the General Warranties and the Tax Warranties is true and accurate at the date of this Agreement, save as Fairly Disclosed in the Disclosure Schedule. 6.2 The Sellers acknowledge that the Buyer is entering into the Transaction Documents in reliance (inter alia) on each of the Warranties. For the avoidance of doubt, each party acknowledges and agrees that in entering into the Transaction Documents it shall have no rights or remedies in respect of, any statement, representation, assurance or warranty that is not set out in the Transaction Documents. 6.3 Save in the case of fraud, the Sellers (except for EI and NDRC) agree with the Buyer that the Sellers shall waive and not enforce any right which the Sellers may have in respect of any misrepresentation, inaccuracy, neglect or omission in or from any information or advice supplied or given by any Group Company or any officer, employee or adviser of or to any Group Company for the purpose of assisting the Sellers to give any of the Warranties or to prepare the Disclosure Schedule. 6.4 Each of the Warranties shall be construed separately and independently and (except where the Agreement expressly provides otherwise) shall not be limited or restricted by reference to or inference from a provision of this Agreement or another Warranty. 6.5 The rights and remedies of the Buyer in respect of a breach of any of the Warranties shall not be affected by the sale and purchase of the Shares. 6.6 Subject to Clause 7 and without prejudice to the right of the Buyer to claim on any other basis or take advantage of any other remedies available to it, the Sellers undertake to, severally and not jointly, indemnify, save and hold harmless the Buyer and each member of the Buyer’s Group from and against all Losses paid, suffered, sustained or incurred in connection with, arising out of, resulting from, or incident to: 19

(a) any Warranty being breached or proven to be untrue (subject to the limitations set out in Schedule 6); and (b) any fraud or fraudulent representation on the part of any Warrantor or the Company (which shall not be subject to any limitation in time or amount). 6.7 The Buyer warrants to the Sellers that: (a) the Buyer is a company which is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has the requisite power and authority to enter into this Agreement and each of the other Transaction Documents to which it is party, and to perform its obligations hereunder and thereunder, which have been duly authorised by all requisite corporate action. This Agreement and each of the other Transaction Documents to which the Buyer is party form or will on execution form valid and binding obligations of the Buyer, enforceable against it in accordance with their terms; (b) the Buyer is entering into this Agreement and the other Transaction Documents to which it is a party on its own behalf and not on behalf of any other person(s); (c) the execution, delivery and performance by the Buyer of this Agreement and the other Transaction Documents shall not: (i) violate any provision of any order, judgment or decree of any court, governmental agency or regulatory body applicable to the Buyer; or (ii) be a breach of any provision of the Buyer’s constitution or be a material breach of or constitute a default under any agreement or instrument to which the Buyer is a party; (d) no permit, authorisation, consent or approval of or by any person is required in connection with the execution, delivery or performance of this Agreement and each of the other Transaction Documents to which it is party by the Buyer; (e) no order has been made, petition presented, or resolution passed for its winding up or for the appointment of a provisional liquidator of the Buyer; (f) it is not unable to pay its debts nor has it stopped paying its debts as they fall due; (g) the Buyer has not been and is not in examinership/administration proceeding; (h) no receiver, receiver and manager or administrative receiver stands appointed over the whole or part of its business or assets; (i) it has not entered into, or has it proposed to enter into, any composition or arrangement with, or for, its creditors; and (j) it has not been nor has it received notice of any action being taken to have the Buyer struck off from any statutory or governmental register; and (k) it has not formulated nor is it in the process or formulating a Warranty Claim, or a Tax Claim. 20

6.8 Unless specifically provided otherwise in this Agreement, all warranties, conditions and other terms implied by statute or common law are expressly excluded to the fullest extent permitted by law. 7. W&I INSURANCE POLICY 7.1 The Parties acknowledge that the Buyer has the benefit of the W&I Insurance Policy which, subject to the limitations stated therein, provides insurance cover in respect of Warranties (save for Uninsured Risk Claims). 7.2 The Buyer acknowledges and agrees that the W&I Insurance Policy shall serve as the sole recourse for the Buyer with respect to Claims (other than Core Warranty Claims and Uninsured Risk Claims) and, save in the case of fraud, the Buyer shall not be entitled to proceed with any Claims (save for Core Warranty Claims and Uninsured Risk Claims) against any Seller and/or Warrantor. 7.3 The maximum aggregate liability of Sellers (including the Warrantors) in respect of all Claims (other than Core Warranty Claims and Unisured Risk Claims) shall not exceed [***] (including all costs, charges, fees and expenses incurred by the Buyer or the Group in connection with any such Claim). 7.4 The Buyer shall deliver a copy of the W&I Policy Extract to the Sellers’ Representative on Completion, and the Buyer warrants to each Seller that: (a) prior to or on the date of this Agreement, it has incepted the W&I Insurance Policy on the basis that the W&I Insurance Policy must contain the terms set out in Clause 7.5; and (b) no excess will be payable by the any of the Sellers under the W&I Insurance Policy. 7.5 The Buyer warrants to the Sellers that the W&I Insurance Policy contains no rights of subrogation against the Sellers other than in the event of any fraudulent act or omission on the part of the Sellers (or any of them, in which case the rights of subrogation will be in respect of the relevant Seller(s) only) and the Buyer shall not agree to any amendment, variation or waiver of the W&I Insurance Policy which would have the effect of increasing the liability of any Seller without the prior written consent of that Seller. 7.6 If there is any conflict or inconsistency between this Clause 7, on the one hand, and any other provision of this Agreement, Transaction Document and/or the W&I Insurance Policy, on the other hand, this Clause 7 prevails to the extent of the conflict or inconsistency and otherwise so as to give full effect to the express terms of this Clause 7. 8. LIMITATIONS ON THE SELLERS’ LIABILITY The provisions, limitations and restrictions set out in Schedule 6 shall apply to any Warranty Claim. 9. PAYMENTS UNDER THIS AGREEMENT 9.1 All sums payable by the Sellers to the Buyer under this Agreement shall be paid in full without any set-off, counterclaim, deduction or withholding (other than any deduction or withholding required by law) and each Seller waives any right of set-off, counterclaim or retention which it might otherwise have. 21

9.2 If any deductions and / or withholdings are required by law to be made from any sums payable from the Sellers to the Buyer under this Agreement, the Sellers shall pay to the Buyer such additional sums as shall, after the deductions and / or withholdings are made, leave the Buyer with the same net amount as it would have been entitled to receive if no such deductions and / or withholdings had been required to be made. 9.3 Any payments made by the Sellers to the Buyer, or the Buyer to the Sellers, under this Agreement shall, so far as possible, be treated as an adjustment to the Deal Value for the acquisition of the Shares to the extent of the payment. 9.4 The provisions of Clause 7 (Manner of Making Claims) of the Tax Deed shall apply mutatis mutandis to Tax Warranty Claims. 10. USE OF CONFIDENTIAL INFORMATION BY SELLERS 10.1 The Sellers (save for EI, NDRC and each Institutional Investor) shall not, and shall procure that none of their Connected Persons shall, at any time after the date of this Agreement, make use of or disclose for their own benefit or for or on behalf of or to any other person any Confidential Information which may be within or may come to their knowledge.10.2. The Sellers (save for EI, NDRC and each Institutional Investor) shall, and shall procure that each of their Connected Persons shall, use all reasonable endeavours to prevent the disclosure of any Confidential Information. 10.2 Clause 10.1 shall not apply to: (a) disclosure of any Confidential Information to officers or employees of the Buyer or any Group Company whose province it is to know about the Confidential Information; (b) disclosure of any Confidential Information required by law; (c) disclosure of any Confidential Information to any professional adviser for the purposes of advising the Sellers and on terms that this Clause 10 shall apply to any use or disclosure by the professional adviser; or (d) any Confidential Information which comes into the public domain otherwise than by breach of this Clause 10 by the Sellers or by any member of a Seller’s Group. 11. FURTHER UNDERTAKINGS BY COVENANTORS 11.1 The Covenantors shall not and shall procure that none of their Connected Persons shall, either alone or jointly with, through or as manager, adviser, consultant or agent for any person, directly or indirectly: (a) for a period of two years after the Completion Date carry on, or be employed, engaged, concerned or interested in, or assist, any business competing, directly or indirectly, with any part or all of the Business in the Territory; (b) for a period of two years after the Completion Date in competition with any part or all of the Business either seek to procure orders from, or do business with, or procure directly or indirectly any other person to seek to procure orders from or do business with, any person who has been a client or customer of any Group Company in any part or all of the Business at any time during the period of 12 months before the date of this Agreement; 22

(c) for a period of two years after the Completion Date engage, employ, solicit, or contact with a view to the engagement or employment by any person, any employee, officer or manager of any Group Company, provided that this restriction does not apply where a person responds to a general advertisement published by a Seller or a member of a Seller’s Group that is targeted to a wide audience of potential applicants; (d) do or say anything which is harmful to the reputation of any Group Company or which may lead any person to cease to deal with any Group Company in connection with any part or all of the Business on substantially equivalent terms to those previously offered or at all; (e) for a period of two years after the Completion Date seek to contract with or engage, in such a way as to adversely affect the business of any Group Company as carried on at the date of this Agreement, any person who has been contracted with or engaged to manufacture, assemble, supply or deliver products, goods, materials or services to any Group Company at any time during the period of 12 months before the date of this Agreement with the intent that each of the foregoing provisions of this Clause 11.1 shall constitute an entirely separate and independent restriction on the Covenantors; or (f) at any time after Completion, use in the course of any business any trade or service mark, business or domain name, design or logo which at Completion, was or had been used in respect of the Business or which is capable of confusion with trade or service marks, business or domain names, designs or logos used by or otherwise proprietary to the Buyer or any Group Company. 11.2 It is agreed between the Parties that, while the restrictions set out in Clause 11.1 are considered fair and reasonable, if it should be found that any of the restrictions be void or unenforceable as going beyond what is fair and reasonable in all the circumstances and if by deleting part of the wording or substituting a shorter period of time or different geographical limit or a more restricted range of activities for any of the periods of time, geographical limits or ranges of activities set out in Clause 11.1 it would not be void or unenforceable then there shall be substituted such next less extensive period or limit or activity or such deletions shall be made as shall render Clause 11.1 valid and enforceable. 12. SELLERS’ OBLIGATIONS PRIOR TO REGISTRATION OF STOCK TRANSFER FORMS Prior to registration of stock transfer forms in respect of the Shares in the register of members of the Company and after Completion, the Sellers (save for EI, NDRC and each Institutional Investor) shall co-operate in any manner required by the Buyer for the convening, holding at short notice and conduct of general meetings of each Company, shall execute on a timely basis all resolutions proxy forms, appointments of representatives, documents of consent to short notice and such like that the Buyer may require, and shall generally act in all respects as the nominee and at the direction of the Buyer in respect of the Shares sold by them and all rights and interests attaching to the Shares and shall issue letters of direction to the registered holders of any of the Shares who hold such Shares as their nominee requiring them to act on the instructions of the Buyer for the purposes set out in this Clause 12. For the purposes of giving effect to the terms of this Clause 12, each Seller (save for EI, NDRC and each Institutional Investor) irrevocably and unconditionally appoints the Buyer with effect on and from Completion as its attorney and on its behalf (and to the complete and irrevocable exclusion of any rights the Sellers may have in such regard) lawfully to exercise all voting and other rights and receive all the benefits and entitlements which may at Completion or at any time in the future attach to the Sale Shares and to execute such documents under hand or as a deed as may 23 be required subsequent to Completion for assuring to or vesting in the Buyer (as applicable) the full legal and beneficial ownership of the Sale Shares. 13. WAIVER OF CLAIMS Each of the Sellers (save for EI, NDRC and each Institutional Investor) hereby irrevocably and unconditionally confirms and acknowledges that, with effect from Completion: 13.1 neither it nor its Connected Persons nor its Affiliates have any claim or right of action of any kind, on account of or arising out of any matter, cause or event, in any jurisdiction, against any Group Company and, to the extent that any such claim exists or may exist, whether or not presently known to any Party or to the law, the Sellers irrevocably waive such claim and release and forever discharge each Group Company and each member of the Buyer’s Group and each of its respective directors, officers, agents, affiliates and employees from all and any liability in respect thereof; and 13.2 neither it nor its Connected Persons nor its Affiliates are owed any monies by any Group Company and any loans from a Group Company to any director of that Group Company or any Connected Person or Affiliate of any director have been fully paid and settled without any tax liabilities arising for the relevant Group Company or the Buyer. 14. GENERAL 14.1 Effect of Completion Except to the extent already performed, all the provisions of this Agreement shall, so far as they are capable of being performed or observed, continue in full force and effect notwithstanding Completion. 14.2 Variation This Agreement may only be varied in writing (including electronic methods of writing) signed by or on behalf of each Party. 14.3 Further Assurance Without limitation or prejudice to the Sellers’ obligations under this Agreement, at any time after Completion, for a period of 12 months, the Sellers (save for EI and NDRC) shall, following written request, do and execute, or procure to be done and executed, all necessary acts, deeds, documents and things which the Buyer may, acting reasonably, consider necessary to give full effect to transfer the Shares to the Buyer. 14.4 Announcements and Confidentiality of Agreement (a) No public announcement, communication or circular concerning the transactions referred to in this Agreement shall be made or despatched at any time by any Party (save for EI, NDRC and each Institutional Investor) without the prior written consent of the other Parties (such consent not to be unreasonably withheld or delayed), provided always that the Buyer may make or despatch any public announcement, communication or circular where required by law (including pursuant to any regulation binding on it). (b) Each Party (save for EI, NDRC and each Institutional Investor) shall treat as strictly confidential all information received or obtained as a result of entering into or performing theTransaction Documents which relates to the provisions 24 or subject matter of the Transaction or the transactions contemplated by it, to any other Party or to the negotiations relating to the Transaction Documents. (c) Any Party may disclose information (other than Confidential Information) which would otherwise be confidential by virtue of this Clause 14.4 if and to the extent: (i) it is required to do so by law or by any securities exchange or regulatory or governmental body (including any Tax Authority) to which it is subject wherever situated, whether or not the requirement for disclosure of information has the force of law; (ii) it considers it necessary to disclose the information to its professional advisers, statutory auditors and / or bankers provided that it does so on a confidential basis; (iii) the information has come into the public domain other than as a result of breach of this Agreement; or (iv) the Party to whom such information relates has given its consent in writing. 14.5 Remedies and Waivers (a) Save as otherwise provided in this Agreement, no delay or omission by a Party in exercising any right, power or remedy provided by law or under this Agreement shall: (i) affect that right, power or remedy; or (ii) operate as a waiver of it. (b) Save as otherwise provided in this Agreement, the exercise or partial exercise of any right, power or remedy provided by law or under this Agreement shall not preclude any other or further exercise of it or the exercise of any other right, power or remedy. (c) Save as otherwise provided in this Agreement, the rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies provided by law. 14.6 Governing Law This Agreement and any dispute or claim arising out of or in connection with it or its subject matter, formation, existence, negotiation, validity, termination or enforceability (including non-contractual obligations, disputes or claims) (“Dispute”) shall be governed by and construed in accordance with the laws of Ireland. 14.7 Jurisdiction (a) Each of the Parties irrevocably agrees that the courts of Ireland shall have exclusive jurisdiction to settle any Dispute and, for such purposes, irrevocably submits to the exclusive jurisdiction of such courts. Any proceeding, suit or action arising out of or in connection with this Agreement (the “Proceedings”) shall therefore be brought in the courts of Ireland. 25

(b) Each of the Parties irrevocably waives any right it may have to object to Proceedings being brought in the courts of Ireland or to claim that the action has been brought in an inconvenient forum or to claim that those courts do not have jurisdiction. 14.8 Severance (a) If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, that shall not affect or impair: (i) the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or (ii) the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this Agreement. (b) If any invalid, unenforceable or illegal provision of this Agreement would be valid, enforceable and legal if some part of it were deleted, the provision shall apply with the minimum modification necessary to make it legal, valid and enforceable. 14.9 Assignment (a) Subject to Clause 14.9(b), no Party may assign, mortgage, charge, create a trust in respect of, transfer or otherwise dispose of or purport to do any of the foregoing in respect of all or any of its rights or permit the assumption of its obligations under this Agreement. (b) The Buyer may, on giving notice to the Sellers’ Representative, at any time assign the benefit of any provision of this Agreement and / or the Tax Deed (together with any causes of action) to any other member of the Buyer’s Group, provided that if such assignee subsequently ceases to be a member of the Buyer’s Group, the Buyer shall procure that, prior to its ceasing to be a member of the Buyer’s Group, such assignee reassigns the rights under this Agreement and / or the Tax Deed as have been assigned to it to the Buyer or (upon giving further written notice to the Sellers’ Representative) to another member of the Buyer’s Group. 14.10 No Partnership or Agency Nothing in this Agreement and no action taken by the Parties pursuant to this Agreement shall constitute, or be deemed to constitute, a partnership, association, joint venture or other cooperative entity between the Parties nor shall it make a Party the agent of any other Party for any purpose. Save to the extent expressly provided to the contrary in this Agreement, no Party has, pursuant to this Agreement, any authority or power to bind or to contract in the name of any other Party. 14.11 Costs Each Party shall pay its own costs and expenses in connection with the negotiation, preparation, execution, registration and implementation of this Agreement and the Transaction Documents. The Buyer shall pay all stamp duties and registration fees applicable to any document to which it is a party which arise as a result of the acquisition of the Shares pursuant to this Agreement. 26

14.12 Counterparts and Manner of Execution (a) This Agreement may be executed in any number of counterparts, and by the Parties on separate counterparts, but shall not be effective until each Party has executed at least one counterpart, whereupon this shall have the same effect as if the signatures on the counterparts were on a single original of this Agreement. (b) Each counterpart shall constitute a duplicate original of this Agreement but all the counterparts shall together constitute one and the same instrument. (c) Transmission of an executed counterpart of this Agreement (or of the executed signature page of a counterpart of this Agreement) by personal delivery, email or other means of electronic transmission (in PDF, JPEG or other readable format) or commercial courier shall take effect as delivery of an executed counterpart of this Agreement. 14.13 Electronic Signatures (a) The Parties consent to the execution by or on behalf of each other Party to the Transaction Documents by electronic signature, provided that such manner of execution is permitted by law. (b) The Parties: (i) agree that an executed copy of each Transaction Document may be retained in electronic form; and (ii) acknowledge that such electronic form shall constitute an original of each Transaction Document and may be relied upon as evidence of that Transaction Document. 14.14 Sellers’ Representative (a) The Sellers (save for EI and NDRC) hereby appoint [***] and [***] (the “Sellers’ Representatives” and each a “Sellers’ Representative”) with full and irrevocable power and authority, on behalf of the Sellers (save for EI) (or any one of them) to: (i) represent the Sellers (save for EI and NDRC) in respect of any provision of this Agreement under which the Sellers (individually or jointly) are required or entitled to give, make or receive any written notice, consent, application, election, submission, instruction, information or other communication; and (ii) act on behalf of the Sellers (save for EI and NDRC) in relation to all matters which this Agreement expressly provides to be agreed or done by the Sellers or by the Sellers’ Representative. (b) Any notice, consent, application, election, submission, instruction, decision, communication, act, agreement or document of the Sellers’ Representative shall constitute a notice, consent, application, election, submission, instruction, decision, communication, act, agreement or document of all the Sellers (save for EI and NDRC) and shall be binding, final and conclusive upon all of the Sellers (save for EI and NDRC) and the Buyer shall not be required to enquire further in respect of any such matters. 27

(c) The Sellers (save for EI and NDRC) shall procure that the Sellers’ Representative shall take such action as is required to be taken by the Sellers or the Sellers’ Representative in accordance with the terms of this Agreement. (d) The Parties agree that the “Sellers” will be construed as meaning “Sellers’ Representative” (save for EI and NDRC) with respect to any notice or communication to be given or received, or claim that may be made, under this Agreement. Notwithstanding Clause 14.15, the service of any notice or other communication by the Buyer on the Sellers’ Representative shall constitute valid service on each of the Sellers (save for EI and NDRC) as the case may be. (e) The Sellers (save for EI and NDRC), collectively holding at least 75% of the Option Shares may appoint a replacement Sellers’ Representative in place of the person named in Clause 14.14(a) and notify the Buyer in writing of the substitute’s full name and address within Ireland. (f) Until the Buyer receives notification under Clause 14.14(e) it will be entitled to treat the person named in Clause 14.14(a) (or any replacement Sellers’ Representative previously notified to the Buyer under Clause 14.14(e)) as the Sellers’ Representative for the purposes of this Clause 14.14. (g) If either Seller Represenative ceases to be employed or engaged by a Group Company, there shall be no requirement for a replacement to be appointed, so long as there remains at least one Seller Represenative. (h) Each of the Sellers (save for EI and NDRC) undertakes at all times to indemnify and keep indemnified the Sellers’ Representative against all or any actions, proceedings, claims, costs, expenses and liabilities whatsoever arising from the exercise or purported exercise of the powers conferred or purported to be conferred on the Sellers’ Representative by this Clause 14.14. (i) Each of the parties (save for EI and NDRC) acknowledges that the Sellers’ Representative, in exercising the powers and authorities conferred by this Clause 14.14, shall not be acting, and shall not be construed as acting, as the agent or trustee of any Seller and shall not assume, or be deemed to have assumed, any obligation of a fiduciary or other nature. 14.15 Notices (a) Any notice or other communication under this Agreement shall only be effective if it is in writing and in English or accompanied by a properly prepared translation into English and, where given or made under Clause 14.15(c)(i), (ii) or (iii), a copy is also issued by email in accordance with Clause 14.15(iv). Any notice or other communication under this Agreement that is delivered by fax shall not be effective for any purpose. (b) No notice or other communication given or made under this Agreement may be withdrawn or revoked. (c) Any notice or other communication given or made under this Agreement shall be addressed as provided in this Clause and, if so addressed, shall, in the absence of earlier receipt and subject to Clause 14.15(d), be deemed to have been duly given or made as follows: 28

(i) if delivered personally or by a commercial delivery service, at the time and date of delivery; (ii) if sent by pre-paid post within Ireland, two clear Business Days after the date of posting; (iii) if sent by pre-paid post outside of Ireland, five clear Business Days after the date of posting; or (iv) if sent by email, at the time and on the date the sender’s email server confirms that the email has been transmitted. (d) Any notice or other communication given or made, or deemed to have been given or made, outside Working Hours shall be deemed not to have been given or made until the start of the next period of Working Hours. (e) The relevant notice details: (i) of the Sellers are listed in Schedule 1 with a copy to the Sellers’ Solicitors and the Sellers’ Representatives: Name / Title of Recipient Registered Office / Address Email Address [***] [***] [***] [***] [***] [***] [***] [***] [***] (ii) of the Buyer are: Name / Title of Recipient Registered Office / Address Email Address Sprout Social Limited Block A George’s Quay Plaza George’s Quay Dublin 2 Ireland legal@sproutsocial.com with a copy to: [***] with a copy to: [***] with a copy to: [***] [***] (f) A Party may notify the other Parties in writing of a change to its notice details. That notification shall only be effective on: 29

(i) any effective date specified in the notification; or (ii) if no effective date is specified or the effective date specified is less than five clear Business Days after the date when notice is received, the date falling five clear Business Days after the notification has been received. Until the end of such notice period, service on either address shall remain effective. 14.16 Entire Agreement (a) This Agreement constitutes the entire understanding and agreement between the Parties and supersedes any previous written or oral agreement between the Sellers and the Buyer in relation to the subject matter of this Agreement. (b) This Clause 14.16 is without prejudice to the right of the Buyer to make any claim or claims against the Sellers or any other person pursuant to this Agreement or the other Transaction Documents for misrepresentation. (c) This Clause 14.16 will not exclude any liability for, or remedy in respect of, fraudulent misrepresentation by any Party. 14.17 Independent Legal Advice Each of the Sellers acknowledges and agrees that they have taken independent legal advice from their respective solicitors on the terms and effect of this Agreement prior to signing same and that, having done so, each Seller understands the effect signing the Agreement will have on their ability to pursue any claim, complaint or legal proceedings against the other Parties. Each Seller further confirms that they understand and accept the full meaning, effect and implications of entering into this Agreement and, furthermore, that they are signing this Agreement voluntarily without coercion of any description. 30

IN WITNESS WHEREOF this Agreement has been entered into on the date stated at the beginning of it. 31

SCHEDULE 1 [***] 32

SCHEDULE 2 [***] 33

Part 1 : The Subsidiaries [***]

SCHEDULE 3 COMPLETION ARRANGEMENTS Part 1 : Sellers’ Obligations 1. The Sellers (other than EI, NDRC and each of the Institutional Investors (save to the extent that such Institutional Investor has a Board representative), shall procure that the directors of the Company and each of the Subsidiaries shall convene and at Completion hold a meeting of the board of directors of the Company and each of the Subsidiaries at which the directors shall: (a) in the case of the Company only, vote in favour of the transfer of the Shares to the Buyer (or its nominee(s)) and vote in favour of the registration of the Buyer (or its nominee(s)) as member(s) of the Company in respect of the Shares (subject to the production of a valid stamp certificate in respect of the transfers); (b) in the case of each Group Company: (i) revoke existing mandates for the operation of bank accounts in the names of any such persons as may be required by the Buyer and issue new mandates giving authority to persons nominated by the Buyer; (ii) appoint such persons as the Buyer may nominate as directors and company secretary of the relevant Group Company with effect from Completion and approve the resignations of such persons as directors and company secretary of the relevant Group Company as may be required by the Buyer; (iii) approve and authorise the execution by the relevant Group Company of all documents to be entered into by such Group Company in connection with this Agreement and the Transaction Documents, as appropriate; (iv) acknowledge receipt of notices from such of the outgoing directors and company secretary and the newly appointed directors and company secretary of the relevant Group Company to whom the provisions of Section 262 of the Companies Act apply, giving to the Company such notice as is required by Section 265 of the Companies Act; and (v) update the beneficial ownership register as required by Regulation 15(1) of the European Union (Anti-Money Laundering: Beneficial Ownership of Corporate Entities) Regulations 2019 (SI 110 of 2019). 2. At Completion, the Sellers shall deliver to the Buyer (save that, in the case of EI, NDRC and each of the Institutional Investors, the obligation shall be limited to delivery of the items listed at paragraphs 2(b), 2(c), 2(d), 2(i) and 2(bb) below in respect of itself and its own Shares only): (a) a Tax Clearance Certificate pursuant to Section 980 TCA (the “CGT Clearance Certificate”), or a letter in a form satisfactory to the Buyer from the Company’s statutory auditors confirming that no such CGT Clearance Certificate is required; (b) a schedule setting out: (i) the name of each Seller; (ii) the Irish Tax Reference Number of each Seller resident in Ireland (each of which has been activated for stamp duty purposes);

(iii) the Irish Tax Reference Number of each Seller who is non-resident in Ireland but has an Irish Tax Reference Number (each of which has been activated for stamp duty purposes); (iv) the address of each Seller who is non-resident in Ireland and does not have an Irish Tax Reference Number; and (v) the amount of Consideration to be received by each Seller; (c) duly executed transfers by each Seller which is a registered member in respect of the Shares in favour of the Buyer (or its nominee(s)) together with the share certificates in respect of the Sale Shares (or, if any share certificate is found to be missing, an express indemnity in respect of any such share certificates, in a form satisfactory to the Buyer); (d) the original of any power of attorney, under which any document to be delivered to the Buyer under this paragraph 2, has been executed, including evidence from Cantor Fitzgerald that the underlying Cantor Fitzgerald investors have provided the appropriate authority for Hawksford Trustees Ireland Limited to transfer its shares in the Company; (e) evidence of the exercise of any outstanding options, warrants or other convertible securities in respect of shares in the Company and the resulting issuance of shares prior to Completion or the cancellation of any unvested options where such options are not being accelerated and exercised; (f) evidence that, prior to Completion, the Option Shares were redesignated as E and F ordinary shares; (g) such third party consents, approvals, clearances, authorisations or licences or releases (if any) as are necessary for the completion of the sale and transfer of the Shares, including: (i) Investor Majority (as defined in the Shareholders’ Agreement) consent to the Transaction; and (ii) EI consent to the change of control that will occur as a result of the Transaction; (h) the Tax Deed in the Agreed Form duly executed by the Sellers (other than EI, NDRC and each of the Institutional Investors); (i) the Put and Call Option Agreement in the Agreed Form duly executed by the Sellers; (j) letters in the Agreed Form duly executed as a deed from all directors and the company secretary of each Group Company in each case resigning from their respective offices (with effect from Completion) and acknowledging that the writer has no claim against the relevant Group Company for compensation for loss of office, redundancy, unfair dismissal, breach of contract or otherwise arising from such resignation; (k) evidence that the deferred shares held by Enterprise Ireland have been duly surrendered and cancelled, and copies of all documentation relating to such surrender and cancellation together with evidence that the required CRO filings in respect of same have been duly filed;

(l) proof of discharge of the outstanding monitoring fee payable to Tribal Nominees; (m) a redemption or pay-off letter executed by Dunport in respect of the Dunport Debt (the “Dunport Pay-off Letter”); (n) deeds of release, duly executed by Dunport, in respect of all security whatsoever created by any Group Company in relation to the Dunport Debt; including: (i) deed of release in relation to the New York law governed pledge agreement dated 19 May 2025 and in relation to the New York law governed security agreement dated 19 May 2025 (“Release of Pledge and Security Interest”); (ii) deed of release in relation to the New York law governed intellectual property agreement dated 19 May 2025 (the “IP Release”); (iii) Deed of release in relation to the security interest over the trademark “NewsWhip” (Reg. no: 257221) registered at the Irish Intellectual Property Office; (o) forms C6, duly executed by Dunport, in respect of all charges registered at the Companies Registration Office in relation to the Dunport Debt, (p) DACA Termination Letter; (q) UCC-3 termination(s), together with existing UCC-1(s); (r) confirmation that Dunport will return pledged stock certificate of NewsWhip US Inc. and other physical collateral (if applicable) upon payoff; (s) deed of cancellation in the agreed form in respect of the Harbert Warrant duly executed by the Company and Harbert (“Harbert Warrant Deed of Cancellation”); (t) documentary evidence of all existing LTIP arrangements of the Company; (u) copies of all bank mandates of each Group Company together with bank statements or other suitable information showing the financial situation of each Group Company with their bankers at close of business on the latest practicable date before the Completion Date; (v) the cash book balances of each Group Company as at Completion with reconciliations of such balances and each Group Company’s chequebooks (if any); (w) all credit cards in the name of or for the account of each Group Company in the possession of any officer or employee of each Group Company resigning as at the Completion Date; (x) any asset whatsoever in their name or in the name of any member of a Seller’s Group or a company or companies controlled by them which asset is related to the Business of any Group Company carried on at Completion or a deed of assignment in favour of the relevant Group Company in respect of such asset; (y) evidence satisfactory to the Buyer that all guarantees and / or indemnities executed by any Group Company in favour of either the Sellers or the directors of any Group Company or any Connected Person to any of the foregoing have been discharged and released;

(z) the common seal and all registers, minute books, and other statutory books, required to be kept by each Group Company pursuant to the Companies Act, made up to the date of this Agreement and all certificates of incorporation and certificates of incorporation on change of name for each Group Company; (aa) all title deeds and other documents relating to the Property; and (bb) a copy of the resolution by the board of directors of each of the Sellers which is a body corporate authorising the execution and delivery of this Agreement by the officers specified in the resolution and any other documents required to be entered into by that Seller under this Agreement. 3. At Completion the Sellers (other than EI and the Institutional Investors) shall procure that: (a) the relevant Group Company pays (or procures the payment of) to Harbert the amount due in connection with the Harbert Warrant Deed of Cancellation; and (b) an amount equal to the Dunport Debt is paid to Dunport in accordance with the Dunport Pay-off Letter.

Part 2 : Buyer’s Obligations 1. At Completion, the Buyer shall: (a) transfer, by way of wire transfer to the Sellers’ Solicitors’ bank account, the Completion Consideration; (b) transfer, by way of wire transfer to the Sellers’ Solicitors’ bank account, an amount equal to the USD equivalent of the Dunport Debt; (c) deliver to the Sellers’ Representative the Tax Deed duly executed by the Buyer; and (d) deliver to the Sellers’ Representative the Put and Call Option Agreement duly executed by the Buyer.

SCHEDULE 4 COMPLETION ACCOUNTS Part 1 : Definitions In this Schedule, the following terms will have the meanings given to them below: “Accounting Expert” means an accountant in an agreed internationally recognised accountancy firm practising in Ireland, independent of the Parties, appointed by agreement between the Buyer and the Sellers’ Representative or, in the absence of such agreement, within five Business Days of either the Buyer or the Sellers’ Representative notifying the other of its wish to appoint an Accounting Expert, such an accountant nominated by the President for the time being of the Chartered Accountants Ireland on the application of either the Buyer or the Sellers’ Representative; “Completion Accounts Principles” means the detailed accounting policies and principles set out in Part 3 of this Schedule; “Dispute Notice” has the meaning given to it in paragraph 3(b) of Part 2 of this Schedule; “Disputed Items” has the meaning given to it in paragraph 3(b) of Part 2 of this Schedule; “Draft Completion Accounts” has the meaning given to it in paragraph 1 of Part 2 of this Schedule; “Effective Time” means the time immediately before Completion; and “Review Period” has the meaning given to it in paragraph 3 of Part 2 of this Schedule.

Part 2 : Preparation of Completion Accounts 1. The Buyer shall procure the preparation and delivery to the Sellers’ Representative on or before the date falling 45 Business Days after the Completion Date a draft of the Completion Accounts (the “Draft Completion Accounts”). The Sellers’ Representative shall give such assistance and access to information as the Buyer may reasonably require to enable them to prepare the Draft Completion Accounts. 2. The Draft Completion Accounts shall be prepared in accordance with the Completion Accounts Principles. 3. The Sellers’ Representative shall, within 25 Business Days of receipt of the Draft Completion Accounts (the “Review Period”), communicate to the Buyer in writing: (a) whether or not the Sellers agree with the Draft Completion Accounts; and (b) in the case of disagreement, a written statement of the areas of dispute (the “Dispute Notice”) to include: (i) the item or items disputed (the “Disputed Items”); (ii) the nature and basis of such dispute; and (iii) a statement of how, in the opinion of the Sellers, the Draft Completion Accounts should be adjusted, provided always that the Sellers’ Representative may not submit a Dispute Notice unless the aggregate amount disputed with respect to all individual line items exceeds EUR10,000 (ten thousand euro). 4. Only the Disputed Items will be treated as being in dispute and no adjustment may be made by either the Sellers’ Representative or the Buyer, or any Accounting Expert to which the matter is referred under paragraph 8 below, to any items or amounts in the Draft Completion Accounts that are not Disputed Items. 5. The Sellers’ Representative shall be deemed to have confirmed the Sellers’ agreement to the Draft Completion Accounts if the Buyer has not received any written confirmation pursuant to paragraph 3(a) or a valid Dispute Notice within the Review Period and, on the expiry of the Review Period, the Draft Completion Accounts shall become final and binding on the Parties and shall constitute the Completion Accounts for the purposes of this Agreement. 6. If the Sellers’ Representative notifies the Sellers’ agreement with the Draft Completion Accounts within the Review Period, the Draft Completion Accounts shall, on receipt by the Buyer of such notice, become final and binding on the Parties and shall constitute the Completion Accounts for the purposes of this Agreement. 7. If the Sellers’ Representative submits a valid Dispute Notice to the Buyer within the Review Period, the Parties (excluding EI) shall negotiate in good faith and shall use reasonable endeavours to resolve the Disputed Items. If the Buyer and the Sellers’ Representative resolve the Disputed Items, the Draft Completion Accounts (as amended by agreement between the Parties) shall then become final and binding on the Parties and shall constitute the Completion Accounts for the purposes of this Agreement. 8. If the Buyer and the Sellers’ Representative fail to resolve the Disputed Items within twenty Business Days of the date of receipt by the Buyer of a valid Dispute Notice, either the Sellers’

Represenative or the Buyer may refer the Disputed Items to an Accounting Expert for determination. 9. The Buyer and the Sellers will bear and pay their respective costs incurred in connection with the preparation and agreement of the Draft Completion Accounts. 10. The Accounting Expert will act on the following basis: (a) the Accounting Expert shall act as an expert and not as an arbitrator and the provisions of the Arbitration Act 2010 shall not apply to them or their determination; (b) the Accounting Expert shall make their determination as soon as possible but in any event, unless otherwise agreed between the Buyer and the Sellers’ Representative, within 20 Business Days of the matter being referred to them under paragraph 8 above; (c) in giving their determination, the Accounting Expert will provide a report in writing which states what adjustments (if any) are necessary to be made to the Draft Completion Accounts in respect of the Disputed Items; (d) each of the Buyer and the Sellers’ Representative shall give and will procure that the Accounting Expert has full access to the information and documentation in their respective possession or control that the Accounting Expert may reasonably require for the purposes of making their determination; (e) the fees and expenses of the Accounting Expert shall be borne equally by the Buyer and the Sellers and, if the fees are paid in full by any Party, the appropriate proportion shall be due from the other Parties as a debt due on demand provided, however, that where the Accounting Expert determines that no adjustments are to be made to the Draft Completion Accounts, such fees and expenses shall be borne in full by the Sellers; and (f) in the absence of fraud or manifest error, the decision of the Accounting Expert shall be final and binding on the Parties and the Draft Completion Accounts as adjusted under the decision of the Accounting Expert shall be final and binding on the Parties and shall constitute the Completion Accounts for the purposes of this Agreement.

Part 3 : Completion Accounts Principles 1. BASIS OF PREPARATION The Completion Accounts shall be drawn up in accordance with the principles, policies, procedures, treatments and categorisations that appear, and in the order shown below: (a) the general and specific principles, polices, procedures, treatments and categorisations set out in paragraphs 2 and 3 below; (b) to the extent not covered by paragraph (a), the accounting principles, policies, procedures, practices, treatments and categorisations adopted in the Financial Statements; and (c) to the extent not covered by paragraphs (a) or (b), in accordance with FRS102 as at the Completion Date. For the sake of clarity: (i) paragraph (a) above shall take precedence over paragraphs (b) and (c) above; and (ii) paragraph (b) shall take precedence over paragraph (c) above. 2. GENERAL ACCOUNTING BASIS (a) The Completion Accounts will be prepared: (i) as at the Completion Date and as if such time was a normal month end reporting period for the Company and as if the period from 1 January 2025 to the Completion Date were a financial period of the Company; (ii) on a going concern basis with no revaluation of fixed assets since the Last Financial Year End Date; and (iii) without accounting for changes in the assets or liabilities of the Group as a result of purchase accounting adjustments or other changes arising from the Transaction and based on the facts and circumstances available as of Completion Date. (b) No asset shall be counted twice in the draft Completion Accounts. (c) There shall be no provision in the Completion Accounts or in the calculations of Working Capital more than once in respect of the same loss, damage or liability. 3. SPECIFIC ACCOUNTING POLICIES The Completion Accounts shall be drawn up in accordance with the following specific accounting policies: (a) The Completion Accounts shall be prepared as at the Effective Time on the basis that the Company is a going concern and, save as set out elsewhere in this paragraph 3(a), shall exclude the effect of: (i) change of control or ownership of the Company and will not take into account the effects of any post-Completion reorganisations or the post-Completion intentions or obligations of the Buyer; and (ii) any actions taken in relation to the Company at the written request of the Buyer, and which the Company would not otherwise have taken acting in the ordinary course of its business. (b) The Completion Accounts shall be prepared in EUR. Assets and liabilities in the Completion Accounts denominated in a currency other than EUR shall be converted into EUR at the relevant exchange rate prevailing at the close of business on the

Completion Date using the foreign exchange rates as published by the European Central Bank, or such other point of reference as the parties shall agree. (c) The Completion Accounts will be drawn up: (i) by reference to the general ledger of the Company drawn up as at Effective Time and in accordance with those specific procedures that would normally be adopted at a financial year-end, which include but are not limited to detailed analysis of prepayments and accruals and appropriate cut-off procedures; (d) For the avoidance of doubt, no asset shall be included in the Completion Accounts in respect of amounts held in escrow and/or prepayments. (e) The Completion Accounts shall include full provision for any Transaction-related costs of the Sellers and the Group Companies, including advisor fees (including Tax),and Transaction-related bonuses (including any employer payroll-related Taxes),in each case to the extent payable by a Company after the Effective Time. (f) A liability shall be included in the Completion Accounts equal to any amounts received or receivable by the Company as at the Effective Time in respect of which the revenue has not been recognised as at the Effective Time (i.e. deferred revenue), and for these purposes revenue shall be recognised in accordance with paragraph 1(b) of this Schedule, and subject thereto in accordance with paragraph 1(c) of this Schedule. (g) Tax: (i) No asset will be recorded for any amount in respect of deferred taxation. (ii) A full provision liability shall be included in the Completion Accounts for any Tax Liabilities arising on or before Completion, which will be calculated in accordance with the applicable Tax legislation and as if the Effective Time were at the end of a tax accounting period. (h) To the extent any new trial balance accounts have been created prior to the Completion Date, the amounts will be allocated to the trial balance account most closely relating to the nature of that new trial balance account. (i) A non-binding indicative example of the Working Capital calculation in the Completion Accounts is set out in Part 4 of this Schedule 4 for information purposes only.

Part 4 : Sample Working Capital Exhibit

SCHEDULE 5 WARRANTIES Part 1 : General Warranties 1. CAPACITY AND AUTHORITY (a) Power and Authority (i) Each of the Sellers has the legal right and full power and authority to execute and deliver, and to exercise their rights and perform their obligations under, this Agreement and all the documents referred to in this Agreement which are to be executed by the Sellers. (b) Binding Agreements This Agreement constitutes, and the documents referred to in this Agreement which are to be executed by the Sellers will, when executed, constitute, valid and binding obligations, enforceable in accordance with their respective terms. (c) No Breach of Sellers’ Obligations Neither entering into any of the Transaction Documents nor performing the obligations referred to in any of the Transaction Documents has resulted or will result in the breach of any obligation of any Seller under: (i) its constitution, statutes, by-laws or other terms of charter or corporate regulation; (ii) the constitution, statutes, by-laws or other terms of charter or corporate regulation of any Group Company; (iii) any law or any order, judgment or decree of any court or governmental agency; or (iv) any contract, undertaking or agreement. 2. SHARES AND SUBSIDIARIES (a) The Shares (i) Hawksford, Tribal Nominee, NDRC and the Nominee are the sole legal owners of the Shares set opposite their names in Schedule 1. (ii) The Sellers (other than Hawksford, Tribal Nomiee, NDRC and the Nominee) are the sole legal and beneficial owners the Shares set opposite their names in Schedule 1. (iii) Save for the agreement to sell the Shares to the Buyer under this Agreement each Seller severally warrants in respect of its own Shares that there is no Encumbrance, nor is there any agreement, arrangement or obligation to create or give any Encumbrance on, over or affecting any of the Shares and no claim has been made by any person to be entitled to any such Encumbrance. (iv) Save for the agreement to sell the Shares to the Buyer under this Agreement:

(A) there is no Encumbrance (save in respect of the CGL Guarantee), nor is there any agreement, arrangement or obligation to create or give any Encumbrance on, over or affecting any of the Shares or any issued or unissued Shares of any Group Company and no claim has been made by any person to be entitled to any such Encumbrance; (B) there is no agreement, arrangement or obligation in force which calls for the present or future allotment, issue or transfer of, or the grant to any person of the right (whether conditional or otherwise) to call for the allotment, issue or transfer of, any share or loan capital of any Group Company (including any option or right of pre-emption or conversion in any Group Company); and (C) no share or loan capital has been created, allotted, issued, acquired, repaid or redeemed, or agreed to be created, allotted, issued, acquired, repaid or redeemed, by any Group Company since the Last Financial Year End Date. (v) The Shares are fully paid up or credited as fully paid up. (vi) All rights and interests of every kind existing in respect of the Shares are valid and enforceable. (vii) The Shares comprise the whole of the alotted and issued share capital of the Company. (b) Subsidiaries, Holding Company and Associates (i) No Group Company has any subsidiaries within the meaning of Section 7(2) of the Companies Act or any associated undertaking within the meaning of Section 7(2) of the Companies Act and no Group Company has any interest in or agreed to acquire any interest in, any shares of any other bodies corporate other than the Subsidiaries. (ii) There are no shares issued or allotted in any Subsidiary which are not legally and beneficially owned by the Company or another Group Company, and the shares in each Subsidiary are fully paid up or credited as fully paid up. (iii) No Group Company has outside Ireland any branch, agency or place of business, or any permanent establishment (as that expression is defined in the relevant double tax relief orders current at the date of this Agreement). (iv) The Company has not acquired its own shares under Section 102 of the Companies Act or under Section 105 of the Companies Act or acquired shares of its holding company under Section 114 of the Companies Act, or created treasury shares under Section 109 of the Companies Act. 3. GROUP COMPANIES (a) Incorporation and Existence (i) The particulars contained in Schedule 2 are true and accurate. (ii) Each Group Company is a company duly incorporated and validly existing under the laws of the country where it is incorporated. (b) Power and Authority

(i) Each Group Company has the legal right and full power and authority to execute and deliver, and to exercise their rights and perform their obligations under, this Agreement and all the documents referred to in this Agreement which are to be executed by ach Group Company or any of them. (ii) Each Group Company has the legal right and full power and authority to own its assets and to conduct the business being carried on by it. (c) Binding Agreements This Agreement constitutes, and the documents referred to in this Agreement which are to be executed by each Group Company or any of them will, when executed, constitute, valid and binding obligations, enforceable in accordance with their respective terms. 4. CONSTITUTION, REGISTERS AND RETURNS (a) Constitution The copies of the constitution or constitutional documents of each Group Company attached to Section 3(a) of the Disclosure Schedule are true, complete and accurate. (b) Registers, Minute Books and Records (i) All registers, minute books and other records required to be kept and maintained by each Group Company in accordance with the Companies Act or applicable law have been properly kept and maintained, and contain a true, complete and accurate record of all matters required to be dealt with in such registers, books and records, and no notice or allegation has been received that any of them is incorrect or should be rectified. (ii) All registers, books and records referred to in paragraph 3(b)(i) and all other documents (including deeds and documents of title (properly stamped where necessary) relating to the assets of each Group Company and executed copies of all Material Contracts) are in the possession of the Group. (c) Returns All filings, returns, particulars, resolutions and other documents required to be delivered by each Group Company to the Companies Registration Office or to company registries in any relevant jurisdiction have been properly and correctly prepared and delivered. 5. FINANCIAL STATEMENTS AND ACCOUNTING RECORDS (a) Financial Statements (i) The Financial Statements: (A) comply with the requirements of the Companies Act and applicable law; (B) have been prepared in accordance with the accounting principles, standards and practices generally accepted in Ireland and on a basis consistent with that adopted in preparing the audited financial statements of the Group for each of the three preceding financial periods;

(C) show a true and fair view of the assets, liabilities (including contingent liabilities), commitments and financial position of the Group as at the Last Financial Year End Date and of the profits (or losses) of the Group for the financial period ending on the Last Financial Year End Date; and (D) have been audited in accordance with applicable law. (b) Provision for debts and liabilities Adequate provision for bad and doubtful debts and all liabilities (whether actual or contingent) and all material financial commitments in existence at the Last Financial Year End Date have been made in the Financial Statements. (c) Extraordinary and exceptional items The results shown by the audited profit and loss accounts of each Group Company and the consolidated profit and loss account of the Group for each of the three financial periods ended on the Last Financial Year End Date have not (save as disclosed in those profit and loss accounts) been affected by any extraordinary or exceptional item. (d) Provision for Tax The Financial Statements provide in full for all Tax liable to be assessed on each Group Company, or for which it is or may become accountable, in respect of any period beginning on or before the Last Financial Year End Date and the Financial Statements provide or note in full for any contingent or deferred liability to Tax for any such period. (e) Depreciation (i) The bases and rules of depreciation and amortisation adopted in the Financial Statements were the same as those adopted in the audited financial statements of each Group Company for the three preceding financial periods ended on the Last Financial Year End Date. (ii) The Financial Statements make provision for depreciation and amortisation of fixed assets of each Group Company to the period ended on the Last Financial Year End Date and such provisions were sufficient to ensure (on the basis of proper maintenance of the assets during their useful life) that each of the fixed assets of each Group Company would be written down to residual value by the end of its useful life. (f) Gains and Balancing Charges Except as disclosed by the Financial Statements and save where full provision is made for tax in respect of any chargeable gains or balancing charges which would arise or accrue in respect of any such asset or machinery and plant on disposal at the values at which they are included, no asset is included in the Financial Statements at such value that if it were obtained in the disposal or deemed disposal of the asset a chargeable gain or balancing charge would arise or accrue.

(g) Book Debts Excluding the bad and doubtful debts for which adequate provision was made in the Financial Statements, so far as the Warrantors are aware, the book debts of the Group Companies on Completion shall be good for the full face value and, subject to the exercise of due diligence by the Group Companies, so far as the Warrantors are aware, will be paid in the ordinary course of business within six months after the Completion Date. (h) Management Accounts The Management Accounts, having regard for the purpose for which they are prepared: (i) have been prepared on a basis consistent with the Financial Statements of the Group for the immediately preceding 12-month period save that the Management Accounts do not contain footnotes and are subject to normal recurring year-end audit adjustments, none of which are material individually or in the aggregate; and (ii) are not misleading and do not materially misstate the profits (or losses) of the Group for the period in respect of which they have been prepared. (i) Accounting and Financial Records The books, ledgers and accounting and other financial records of each Group Company are in its possession or under its control, fully and accurately completed in accordance with all applicable legal and accounting requirements, are up-to-date and no notice or allegation has been received that any of them is incorrect or should be rectified. 6. BUSINESS SINCE THE LAST FINANCIAL YEAR END DATE Since the Last Financial Year End Date: (a) the business and activities of each Group Company have been carried on in the ordinary and usual course without interruption, in the same manner (including nature and scope) as in the financial period ended on the Last Financial Year End Date and so as to maintain the business of each Group Company as a going concern; (b) there has been no material adverse change in the financial or trading position or prospects of any Group Company or the Group as a whole; (c) there has been no material adverse change in the business relationship of the Group with any counterparty to a Material Contract; (d) save in the ordinary and proper course of business, no material changes have occurred in the assets and liabilities shown in the Financial Statements and there has been no material reduction in the value of the net assets of any Group Company on the basis of the valuations adopted for the purposes of the Financial Statements; (e) no Group Company has, other than in the ordinary course of business, acquired, sold, transferred or otherwise disposed of any asset of whatsoever nature; (f) no Group Company has, other than in the ordinary course of business, assumed or incurred, or agreed to assume or incur, any liability, expenditure, commitment or obligation in excess of EUR100,000 (one hundred-thousand euro) in aggregate;

(g) no dividend or distribution (including any distribution within the meaning of the TCA) has been, or has been agreed to be, declared, paid or made by any Group Company; (h) the Company has not changed its accounting reference period; (i) no resolution of any Group Company in general meeting has been passed (other than in any resolution constituting ordinary business conducted at an annual general meeting); (j) no Group Company has borrowed or lent any money or increased by an amount any secured liability; (k) no share or loan capital has been allotted, issued or transferred or agreed to be allotted, issued or transferred by any Group Company, nor has any option or right thereover been granted; (l) no Group Company has undergone any capital reorganisation or change in its capital structure; and (m) no Group Company has created, extended, granted or issued, or agreed to create, extend, grant or issue, any lease, tenancy, licence, mortgage, charge, lien, Encumbrance, option, debenture or other security. 7. ASSETS (a) Title The assets of each Group Company necessary for the continuation of the Business in the ordinary course in the manner in which it is conducted as at the date of this Agreement (including any asset included in the Financial Statements or acquired in relation to the Business since the Last Financial Year End Date) are: (i) legally and beneficially owned by a Group Company; (ii) under the possession or control of a Group Company or otherwise capable of access by a Group Company; (iii) free from Encumbrances; (iv) not subject to any factoring arrangement, conditional sale, lease, hire purchase or credit agreement, or any agreement in which payment terms are deferred; and (v) not adversely affected by the transaction contemplated by this Agreement. 8. INTELLECTUAL PROPERTY (a) Intellectual Property (i) Each of the Intellectual Property Rights is: (A) subsisting and enforceable and nothing has been done or failed to be done by which it may cease to be subsisting and enforceable;

(B) legally and beneficially owned by, and / or validly granted to, a Group Company alone, free from any licence, Encumbrance, restriction on use, or disclosure obligation; and (C) not, and so far as the Warrantors are aware, there exists no reason for it to be, the subject of a claim or opposition from a person (including an employee or former employee of a Group Company) as to title, validity, enforceability, entitlement, or otherwise. (ii) Section 8(a)(iii) of the Disclosure Schedule contains complete, accurate and up to date details of the registered Intellectual Property Rights (including applications for registration) in respect of which each Group Company is the registered owner, or applicant for registration. (iii) All of the registered Intellectual Property Rights in respect of which a Group Company is the registered proprietor are validly registered and subsisting, all renewal fees in respect of such Intellectual Property Rights which are due have been paid in full and on time, and all other steps required for the continued registration of such Intellectual Property Rights have been taken, in any jurisdiction in which they are registered. (iv) So far as the Warrantors are aware, nothing has been done or failed to be done, as a result of which a person is or will be able to seek cancellation, rectification or other modification of a registration of any of the Intellectual Property Rights used by the Group Company. (v) There are, as at the date of this Agreement, no proceedings, actions or claims, impugning the title, validity or enforceability of any of the Intellectual Property Rights or claiming any right or interest in any of the Intellectual Property Rights: (A) owned by any Group Company; or (B) owned by any third party, or claiming any right or interest in any of the Intellectual Property Rights owned by any third party, nor, so far as the Warrantors are aware, do there exist any facts that indicate a likelihood of any infringement or misappropriation by, or conflict with, any person with respect to the Intellectual Property Rights. (vi) None of the Intellectual Property Rights are subject to any legal (including criminal) proceeding, settlement agreement or outstanding decree, or any order or judgment naming any Group Company that restricts in any manner the use, transfer or licensing thereof by the Group or may affect the validity, use or enforceability of the Intellectual Property Rights. (vii) No Group Company has granted, nor is any Group Company obliged to grant to any third party, a licence, sub-licence, assignment, or other right, in respect of any of the Intellectual Property Rights. (viii) So far as the Warrantors are aware, there is not, nor has there been, any infringement of any of the Intellectual Property Rights. (ix) The activities, processes, methods, products or services used, manufactured, dealt in or supplied on or before the date of this Agreement by a Group Company:

(A) are not at the date of this Agreement, nor were they at any time, subject to any licence, consent or permission of, or payment to, another person; (B) do not at the date of this Agreement, nor did they, or any technologies used by a Group Company, at any time, so far as the Warrantors are aware, infringe the Intellectual Property (including moral rights) of another person; and (C) have not and, so far as the Warrantors are aware, will not give rise to a claim against any Group Company. (x) So far as the Warrantors are aware, no counterparty to an agreement relating to the use by any Group Company of Intellectual Property owned by a third party is, or has been at any time, in breach of the agreement. (xi) The Intellectual Property Rights comprise all the Intellectual Property necessary for each Group Company to operate the Business as it has been operated before the date of this Agreement. (xii) Each Group Company is entitled to use all Confidential Information owned by it, without restriction, in the Business as presently carried on. Each Group Company is entitled to use all Confidential Information owned by third parties and in its possession in the normal course of its business without restriction, and no Group Company has disclosed any Confidential Information, whether owned by a Group Company or any third party to any third party, other than subject to written confidentiality agreements and in accordance with its obligations to any third party. (xiii) No Group Company uses, or operates its business under, a name other than its corporate name or trading name. (xiv) No moral rights have been asserted against any Group Company or the Buyer which would adversely affect the use of any of the Intellectual Property in the business of any Group Company. (xv) No government funding, facilities or resources of a university, college, other educational institution or funding from third parties was used in the development of Intellectual Property Rights owned by a Group Company and no Governmental Authority, university, college, other educational institution has any claim or right in or to such Intellectual Property Rights. (xvi) All persons retained, commissioned, employed or otherwise engaged by any Group Company from time to time in the development of Intellectual Property for and on behalf of a Group Company, and who, in the course of such engagement (whether independently or jointly) created, discovered, conceived or developed work in which Intellectual Property subsists or arose or might reasonably have been expected to do so are bound by agreements with such Group Company whereby (or through the application of applicable law) all such Intellectual Property either: (A) assigns to or vests in such Group Company, and all such agreements contain terms which waive moral rights and purport to prevent such parties disclosing confidential information and know how about the Group and its business; or

(B) is subject to perpetual, royalty free, irrevocable (other than for breach) licences in favour of such Group Company sufficient for the conduct of the business of the Group Company as currently conducted. (xvii) Details of all domain names and websites owned by any Group Company are as listed in Section 8(a)(xvii) of the Disclosure Schedule. The relevant Group Company is the registered and beneficial owner of those domain names and is the legal and beneficial owner or licensee of all Intellectual Property Rights in the websites. So far as the Warrantors are aware no third party has registered or uses any domain name which contains or is identical, or confusingly similar to any trade mark or name or other form of identity used by any Group Company. (xviii) Each Group Company has a valid, enforceable and transferable licence to use, all Intellectual Property that is owned by a third party and is used or distributed by any Group Company in pursuit of the Business as currently conducted (“Licensed Intellectual Property”). Section 8(a)(xvii) of the Disclosure Schedule lists all such Licensed Intellectual Property. Each Group Company is and, so far as the Warrantors are aware, such other parties, are in full compliance with the terms and conditions of such agreements. No Group Company has been subjected to an audit of any kind in connection with any Licensed Intellectual Property nor received any notice of any intent to conduct any such audit. Each Group Company has made available to Buyer true, correct and complete copies of all contracts under which each Group Company is licensed to use Licensed Intellectual Property (excluding any off the shelf software licences on the supplier’s standard terms and conditions and which are not material to the operation of the Business). (b) Know-How (i) All Know-How is documented and safely stored to enable the Buyer to acquire its full benefit. (ii) No Group Company has disclosed, nor is any Group Company obliged to disclose, Know-How to a person other than to: (A) an employee; or (B) a person in the usual course of that Group Company’s business, and in either case only where the person is bound by an appropriate confidentiality obligation. (iii) Each Group Company has taken all commercially reasonable actions, measures and precautions to maintain, safeguard and protect all of the Intellectual Property Rights. Each Group Company has taken all actions and steps required by any applicable law to protect and secure its trade secrets and there has been no unauthorised release, disclosure or dissemination of any such trade secrets.

9. INFORMATION TECHNOLOGY (a) Information Technology (i) The Information Technology: (A) comprises all of the information technology systems necessary for each Group Company to continue operating the Business in the same manner as it was operated before the date of this Agreement; (B) has been identified in Section 9(a)(i)(B) of the Disclosure Schedule; and (C) operates to meet all material regulatory requirements applicable to each Group Company in relation to information technology, cyber-security, operational resilience and related matters. (ii) The Information Technology is functioning properly in all material respects in accordance with all applicable specifications and with the applicable service levels including uptime availability, and there are not and, in the three years prior to the date of this Agreement, there have not been, any security incidents, failures or breakdowns affecting any Information Technology, which have: (A) resulted in a material adverse impact on the Business of any Group Company; (B) caused either a disruption or interruption of a material nature to any Group Company customers; or (C) given rise to any notification to any regulatory authority and/or Group Company customers. (iii) Each Group Company: (A) has in force support and maintenance contracts for all material items of Information Technology which it uses; and (B) is in full compliance with and not in breach of any rights and / or licences pursuant to which it uses any Information Technology, and all such rights and / or licences are valid and subsisting, are of a duration of at least 12 months after the Completion Date, are sufficient for the purposes of the business of each Group Company as presently carried out, and will not be affected or terminated by any change in Control of any Group Company. (iv) Each Group Company has full and complete copies of all source code for all software which it owns and has satisfactory arrangements in place for access to (including, but not limited to, use of) the source code of all material software licensed to each Group Company, none of which will be affected or terminated by any change in Control of any Group Company and, each Group Company is in full compliance with the terms of all source code escrow agreements.

(v) Each Group Company has implemented an information technology security policy and other appropriate security procedures, processes and governance structures in relation to Information Technology, to: (A) ensure the security and integrity of the Information Technology; (B) prevent unauthorised or malicious access to and / or use of the Information Technology and the data processed by the Information Technology, whether such access or use is internal or external to the Group Companies; (C) effectively respond to any disruption, interference or other adverse event affecting any of its Information Technology; and (D) take and store back-up, security, and archival copies of all material software and data, which are stored offsite or onsite (as applicable) in a secure environment; including but not limited to maintaining access and incident logs, an effective firewall, encryption software, properly administered and run password protection and virus checking software. (vi) Each Group Company has in place effective and recurring training for its staff (including employees, contractors, directors and other agents), fully documented disaster recovery and crisis communications plans and other appropriate procedures to ensure that in the event of a failure of or disruption to any of the Information Technology (whether due to natural disaster, power failure, malicious intent or otherwise): (A) the Business of each Group Company can continue to operate effectively and in a manner consistent with its operation before such failure or disruption; and (B) all of the functions of each Group Company are restored within 24 hours. (vii) Each plan, policy and procedure of the relevant Group Company related to Information Technology is fully documented, regularly tested and updated, and accords with good industry practice in the relevant Group Company's industry. (viii) None of the records, systems, data or information of any Group Company is recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held or accessible by any means (including an electronic, mechanical or photographic process computerised or not) which are not under the exclusive ownership and direct control of that Group Company. (ix) No open-source software (as defined at http://opensource.org/docs/osd) licensed from time to time under the General Public Licence (as set out at http://www.gnu.org/licenses/gpl.html) or any similar licence or regime has been included or used in, or in the development of, any element of the Information Technology (“Restrictive Open Source Code”), Intellectual Property Rights or Company AI and no element of the Information Technology operates in such a way that it is compiled with or linked to any Restrictive Open Source Code. No open-source software has been included or used in, or in the development of, any element of the Information

Technology, Intellectual Property Rights or Company AI in contravention of its applicable open-source licence terms and no third party is asserting, or has in the last three years asserted, any such contravention. (x) The Company Software does not contain any bug, defect or error (including any bug, defect or error relating to or resulting from the processing of data) that: (A) materially and adversely affects the use, functionality or performance of such Company Software or any product or system containing or authorized or intended to be used in conjunction with such Company Software; or (B) causes or would cause any Group Company to fail to comply, with any applicable warranty or other contractual commitment relating to the use, functionality or performance of such Company Software or any product or system containing or authorized or intended to be used in conjunction with such Company Software. Each Group Company has at all times and currently uses reasonable practices to detect and remove all Harmful Code, and, to the knowledge of the Sellers, no Company Software contains any Harmful Code. None of the Company Software constitutes, contains, or is considered “spyware” or “trackware” (as such terms are commonly understood in the software industry), records a user’s actions or location without such user’s knowledge and consent, or employs a user’s Internet connection without such user’s knowledge and consent to gather or transmit information on such user or such user’s behaviour. (b) Online Content (i) No service or a category of services provided or controlled by any Group Company is: (A) a designated online service to which online safety codes are or may be applied in accordance with the Broadcasting Act 2009; (B) an intermediary service regulated pursuant to the Digital Services Act (Regulation (EU) 2022/2065) (or any successor thereto) or any national implementing law, regulations and secondary legislation, as amended or updated from time to time, in Ireland. (c) Artificial Intelligence (i) The products and/or services of each Group Company that incorporate, are based upon, or derived from any Artificial Intelligence or AI Outputs are set out in Schedule 7 (“Company AI”), which includes details of the owners thereof, and the applicable agreements (“AI Contracts”) and copies of such AI Contracts have been Fairly Disclosed. (ii) The production, import, use, distribution and/or sale or supply of Company AI by each Group Company and sourcing of all AI Inputs complies in all material respects with all applicable laws and regulations (including but not limited to the Data Protection Legislation and the Artificial Intelligence (EU) Act 2024/1689 (or similar legislation in any other jurisdiction in which the Group operates)) and does not infringe upon or violate any Intellectual Property Rights, image or publicity rights, or any other third-party right of any kind. (iii) So far as the Warrantors are aware, no Group Company and no director or employee of any Group Company is, or has been, the subject of any proceedings by any third party in connection with any actual or alleged infringement regarding the AI Output, AI Input or Company AI in any jurisdiction in which a Group Company conducts, or has conducted business, and no proceedings have been threatened or are pending. (iv) Each Group Company owns or possesses all legally requisite rights and/or licenses to use the Artificial Intelligence and AI Inputs for the purposes for which they have been used, including for training, testing and validating the Company AI, and to generate and use the AI Outputs, all as currently used in the Business. (v) Each Group Company has implemented appropriate measures to identify and mitigate the risk of algorithmic bias in the AI Outputs. (vi) All material documentation relating to the development, training and performance of Company AI, including information about the architecture, algorithms and data sets used has been provided to the Buyer. (vii) The contemplated transaction will not adversely affect each Group Company’s rights in or use of any Artificial Intelligence, and each Group Company will be able to use the Artificial Intelligence to the same extent as prior to the Completion Date. 10. DATA PROTECTION (a) Each Group Company has complied in all material respects with the provisions of the Data Protection Acts 1988 to 2018, the General Data Protection Regulation (EU) 2016/679, the e-Privacy Directive 2002/58/EC (or any successor thereto) and any national implementing law, regulations and secondary legislation, as amended or updated from time to time, in Ireland (or similar legislation in any other jurisdiction in which the Group operates) (“Data Protection Legislation”). (b) Each Group Company has established procedures and policies to ensure continued compliance with the Data Protection Legislation, including appropriate technical and organisational measures to ensure that all Processing is performed in accordance with the Data Protection Legislation, and in a manner that ensures a level of security appropriate to the risk presented by such Processing. Each officer or employee of any Group Company has at all times complied with such procedures, policies and measures and there has not been any breach of such measures. (c) Each Group Company has sufficient rights and authority, including under its Privacy and Security Requirements, to permit the use and other Processing of Personal Information by or for the relevant Group Company, including in connection with the development, offering, and provision of its services. Each Group Company has at all times (A) made all disclosures to, and obtained any necessary consents and authorizations from, users, customers, employees, contractors, and other applicable Persons under applicable Privacy and Security Requirements, (B) obtained all applicable Permits and licenses, and made all governmental filings, required under applicable Information Privacy and Security Laws to Process Personal Information, (C) complied with any contractual obligation, agreement, Permit, license, government filing or other obligation regarding the processing of Personal Information, and (D) abided by any applicable opt-outs related to Personal Information. (d) Each Group Company: (i) maintains complete, accurate and up to date records of all of its Personal Data Processing activities;

(ii) maintains binding contracts with each third party Processing Personal Data on its behalf; (iii) complies with all Data Subject requests, including any such requests for access to Personal Data, the cessation of specified Processing activities or the rectification or erasure of any Personal Data, and there are no such requests outstanding; in each case in the manner required by the Data Protection Legislation. (e) Each Group Company is and has been in material compliance with all contractual obligations concerning privacy, data protection or information security matters in contracts to which such Group Company is party, insofar as such obligations are in compliance with Data Protection Legislation. (f) Each Group Company is and has been in material compliance with all Business Privacy Policies. (g) Each Group Company has provided legally adequate notice of its privacy practices in its Business Privacy Policies. True, correct and complete copies of all Business Privacy Policies together with complete and accurate information regarding the times during which such privacy policies were in use and the mechanisms used to obtain agreement to or acknowledgment of such Business Privacy Policies have been provided to the Buyer. The Business Privacy Policies have been maintained to be compliant with applicable Privacy and Security Requirements. No disclosures made or contained in any Business Privacy Policy have been inaccurate, misleading, deceptive, or in violation of any Privacy and Security Requirements in any respect (including by containing any material omission). (h) No Group Company has: (i) transferred any Personal Data outside the European Economic Area, without first conducting a data protection risk assessment and putting in place appropriate data protection safeguards, to include entering into binding standard contractual clauses approved by the European Commission, complying with binding corporate rules approved by the relevant data protection supervisory authority, or meeting the other conditions required in the Data Protection Legislation for such data transfers; or (ii) suffered any Personal Data Breach. (i) Neither the Sellers (nor any of them) nor any Group Company have received any complaint, notice, allegation or claim, nor are they subject to any inquiry, nor are they aware of any circumstances likely to give rise to an inquiry or such complaint, notice, allegation or claim being served, under Data Protection Legislation. (j) Advertising: All direct marketing carried out by any Group Company, and all advertising and marketing materials including all content on each Group Company’s websites, used or proposed to be used in connection with the business of any Group Company complies in all material respects with all applicable legal requirements in all countries in which these materials are directed, used or proposed to be used including but not limited to the Data Protection Legislation, the European Communities (Electronic Communications Networks & Services) (Privacy & Electronic Communications) Regulations 2011 and, where applicable, the Digital Services Act (Regulation (EU) 2022/2065) as may be updated or replaced from time to time, and such materials are not defamatory, nor do they infringe any Intellectual Property Rights. 11. AGREEMENTS AND ARRANGEMENTS (a) Material Contracts (i) A complete list of all Material Contracts together with any variations, is set out in Section 11(a)(i) of the Disclosure Schedule. (ii) The terms of each Material Contract constitute valid and binding obligations on the parties and the terms have in all material aspects been duly complied with by the relevant Group Company and the counterparty to that Material Contract. (iii) No notice of termination or any notice or communication of an intention to terminate or materially reduce the business relationship or materially amend the terms of any Material Contract has been given or received by any Group Company in respect of any Material Contract, and so far as the Warrantors are aware there are no grounds for the termination, frustration, rescission, avoidance, repudiation or a material change in the terms of any Material Contract. (iv) Neither any Group Company nor so far as the Warrantors are aware any counterparty to any Material Contract is in breach of its terms, and so far as the Warrantors are aware no matter exists which may give rise to a breach of any Material Contract. (b) Agreements No Group Company is a party to or has any liability under any agreement, arrangement, transaction, understanding, commitment or obligation which: (i) is long term or onerous; (ii) was entered into otherwise than in the ordinary and usual course of its business; (iii) was entered into otherwise than by way of a bargain at arm’s length; (iv) cannot readily be fulfilled or performed on time or without undue or unusual expenditure of money or effort; (v) is a comfort letter, contains lease back obligations or an underwriting obligation or is in the nature of a guarantee or indemnity; (vi) requires any Group Company to pay any commission, finder’s fee, royalty or other similar periodic sums in the nature of royalties; (vii) cannot be terminated by such Group Company on less than 60 days’ notice without payment of compensation; (viii) restricts the freedom of any Group Company to carry on the whole or any part of its business in any part of the world in such manner as it thinks fit; (ix) involves agency or distribution;

(x) involves partnership, joint venture, consortium, joint development, shareholders’ or similar arrangements; (xi) involves membership of an incorporated or unincorporated association (other than bona fide trade associations); (xii) is incapable of complete performance within its terms within six months after the date on which it was entered into; (xiii) involves or is likely to involve an aggregate expenditure by any Group Company in excess of EUR1,000,000 (one million euro)]; (xiv) is for the supply of goods and / or services by or to any Group Company on terms under which retrospective or future discounts, price reductions or other financial incentives are given; or (xv) is in breach of Sections 238 or 239 of the Companies Act. (c) Effect of Sale The execution of and compliance with the terms of this Agreement and / or any Transaction Document will not: (i) give rise to, or cause to become exercisable, any right of pre-emption over the Shares or any shares in the Subsidiaries; (ii) entitle any person to receive from any Group Company any finder’s fee, brokerage or other commission in connection with the purchase of the Shares by the Buyer; (iii) conflict with or result in the breach of or constitute a default under any of the terms, conditions or other provisions of any agreement, arrangement or instrument binding any Group Company; (iv) result in the loss or impairment of or any default under any licence, authorisation or consent required by any Group Company; (v) result in the creation, imposition, crystallisation or enforcement or possible enforcement of any Encumbrance whatsoever on any assets of any Group Company; (vi) result in any supplier under a Material Contract being entitled to cease supplying any Group Company, or being entitled to reduce its supply; (vii) result in any customer under a Material Contract being entitled to cease dealing with any Group Company, or being entitled to reduce its existing level of business; (viii) result in any liability of any Group Company being created or increased. (d) Suppliers and Customers (i) No customer or supplier in respect of a Material Contract accounts either for more than ten per cent of the aggregate value of all purchases or sales made by the Group.

(ii) During the 12 months ending on the date of this Agreement no customer or supplier in respect of a Material Contract has: (A) ceased, or indicated in writing an intention to cease, trading with or supplying any Group Company; (B) reduced, or indicated in writing an intention to reduce, its trading with or supplies to any Group Company; or (C) changed, or indicated in writing an intention to change, substantially the terms on which it is prepared to trade with or supply any Group Company. (iii) No Group Company has entered into any Material Contract with any supplier where the terms of such agreement or arrangement (a) allow the supplier to terminate for convenience, (b) impose unreasonable or disproportionate obligations on a Group Company which are off-market, or (c) expose a Group Company to an unreasonable or disproportionate level of risk. (iv) No Group Company has entered into any Material Contract with any customer where the terms of such agreement or arrangement (a) allow the customer to terminate for convenience, (b) provide the customer with a non-standard or off-market termination right that if exercised would or would be likely to impact revenue recognition, (c) imposes unreasonable or disproportionate obligations on a Group Company which are off-market, or (d) exposes a Group Company to an unreasonable or disproportionate level of risk. (v) Each Group Company is and has at all times during the period of 12 months before the date of this Agreement been, so far as the Warrantors are aware, in material compliance with (A) any warranties or guarantees given by it to any counterparty to a Material Contract; and (B) any service levels to which it is subject by virtue of the terms of any Material Contract. (e) Terms of Trade and Business (i) Each Group Company has paid its trade creditors in the normal course. No debt owing by any Group Company has been due for more than 30 days. (ii) No debt owing to any Group Company is overdue by more than 30 days or is the subject of an unusual agreement. (iii) No Group Company is a member of any trade association. (f) Connected Persons (i) There are no: (A) loans, quasi-loans or credit transactions made by any of the Group Companies to the Sellers (or any of them) or any director or shadow director of any Group Company or person Connected with any of them; (B) debts owing to any of the Group Companies by the Sellers (or any of them) or any director or shadow director of any Group Company or person Connected with any of them;

(C) debts owing by any of the Group Companies to the Sellers (or any of them) or to any director or shadow director of any Group Company or person Connected with any of them; or (D) guarantees or indemnities or security provided by any Group Company in connection with any such indebtedness or liability referred to in (A) - (C) above. (ii) There are no existing agreements or arrangements to which any of the Group Companies is a party and in which any of the Sellers or any director or shadow director of any of the Group Companies or any person Connected with any of them is interested, whether directly or indirectly. (iii) There are not outstanding any arrangements or understandings (whether legally binding or not) between any of the Group Companies and the Sellers (or any of them) or any director or shadow director of any of the Group Companies or any person who is Connected with any of them relating to the management of any of the Group Companies’ businesses, or the appointment or removal of directors of any of the Group Companies, or the ownership or transfer of ownership or the letting of any of the assets of any of the Group Companies, or the provision, supply or purchase of finance, goods, services or other facilities to, by or from any of the Group Companies, or otherwise howsoever relating to its affairs. (iv) None of the Sellers nor any director or shadow director of any of the Group Companies nor any person Connected with any of them is entitled to a claim of any nature against any Group Company or has assigned to any person the benefit of a claim against any Group Company to which the Seller, director or person Connected with them would otherwise be entitled. (v) There is not outstanding in respect of any Group Company or any director or shadow director of any Group Company or any person Connected with any of them any guarantee, indemnity or suretyship given by or for the benefit of any Group Company or any director or shadow director of any Group Company or any person Connected with any of them. (g) Competing Businesses None of the Sellers has any right or interest, direct or indirect, in any business which is, or, so far as the Warrantors are aware, is likely to become, competitive with the businesses or any proposed new business of any of the Group Companies. (h) Warranties and Indemnities No Group Company has at any time sold or otherwise disposed of any shares or assets in circumstances such that it is, or may be, still subject to any liability (whether contingent or otherwise) under any representation, warranty or indemnity given or agreed to be given on or in connection with such sale or disposal or, in the case of any acquisition by any Group Company of any shares or assets, made or omitted or failed to make or fully pursue any claim capable of being made under any representation, warranty or indemnities given or agreed to be given on or in connection with any such acquisition.

(i) Powers of Attorney and Authorities There is no power of attorney or any other authority given by any Group Company in force and no person, as agent or otherwise, is entitled or authorised to enter into any agreement, arrangement or obligation on behalf of any Group Company (other than any written authority of its employees and directors to enter into agreements in the ordinary and usual course of their duties). 12. FINANCE AND SECURITY (a) Borrowing, Indebtedness and Loan Capital (i) No Group Company has outstanding, or has agreed to create or incur any, borrowing or indebtedness in the nature of borrowing save as set out in Section 12(a)(i) of the Disclosure Schedule. (ii) The total amount borrowed by any Group Company does not exceed any restrictions on its borrowing powers contained in its constitution or in any debenture or other deed, document or agreement binding it. (iii) No Group Company has any outstanding loan capital, or has lent any money that has not been repaid, and there are no debts owing to any Group Company other than debts that have arisen in the ordinary course of business. (iv) No Group Company has: (A) factored any of its debts or discounted any of its debts or engaged in financing of a type which would not be required to be shown or reflected in the Financial Statements; (B) waived or written off any debts; or (C) waived any right of set-off it may have against a third party. (b) Guarantees, Indemnities and Security (i) No guarantee, indemnity, mortgage, charge, lien, Encumbrance, debenture or other security has been provided or entered into by any Group Company in respect of the loan capital, borrowings, indebtedness or other obligations of any Group Company. (ii) None of the loan capital, borrowings or indebtedness in the nature of borrowing of any Group Company is dependent on any guarantee or indemnity of, or any mortgage, charge, lien, Encumbrance, debenture or other security provided by, a third party. (iii) No Group Company is a party to or has any liability (including any contingent liability) under any guarantee or indemnity or any mortgage, charge, lien, Encumbrance, debenture or other agreement to secure, or otherwise incur financial or other obligations with respect to the indebtedness, or the default in performance of an obligation of, a third party. (c) Payment of Indebtedness, Enforcement of Security and Events of Default (i) No indebtedness of any Group Company is due and payable and no security over any assets of any Group Company is enforceable, whether as a result of the stated maturity date or otherwise and no event has occurred or been alleged which: (A) constitutes an event of default, or otherwise gives rise to an obligation to repay, under any agreement relating to borrowing or indebtedness in the nature of borrowing or which would lead to any Encumbrance constituted or created in connection with any borrowing or indebtedness in the nature of borrowing, guarantee or indemnity, or which would lead to any other obligation of any Group Company, becoming enforceable; (B) would constitute such an event of default or would lead to such security or obligation becoming enforceable with the giving of notice or lapse of time or both; or (C) would, or would be likely to, give rise to any obligation for any Group Company to repay any amounts or any liability for any Group Company. (ii) No Group Company has since the Last Financial Year End Date repaid or become liable to repay any loan or indebtedness in advance of its stated date of maturity. (d) Grants, Subsidies etc. No Group Company is subject to any arrangement for receipt or repayment of any grant, subsidy, investment or financial assistance repayable at particular times or on the occurrence of certain events or in priority to the holders of the ordinary shares in the relevant Group Company. 13. INSOLVENCY (a) No Order No order has been made or petition presented or resolution passed or meeting convened for the suspension of payments, moratorium of indebtedness, winding up or dissolution of or reorganisation in respect of any Group Company or for the appointment of a liquidator, provisional liquidator, receiver, receiver and manager, examiner, interim examiner, process adviser or other analogous or similar officer to any Group Company. (b) No Receiver or Receiver and Manager No receiver or receiver and manager has been appointed by any person over the whole or any part of the business or assets of any Group Company nor have any circumstances arisen which would allow for the appointment of a receiver or receiver and manager in respect of the business or assets of any Group Company nor has any Group Company requested the appointment of a receiver or receiver and manager. (c) Not Insolvent No Group Company is insolvent or unable to pay its debts or likely to become insolvent or unable to pay its debts as they fall due or is deemed to be unable to pay its debts within the meaning of Section 570 or Section 509 (3) of the Companies Act.

(d) Payment of Debts No Group Company has stopped paying or suspended payment of its debts as they fall due and no Group Company has sought from its creditors any extensions of time for the payment of its debts. (e) No Distress etc. No distress, execution, sequestration or other process has been levied in respect of any of the assets of any Group Company. (f) Composition or Schemes etc. No composition in satisfaction of the debts of any Group Company, or scheme of arrangement of its affairs, assignment or compromise or arrangement between it and its creditors or members or any class of its creditors or members, has been proposed, sanctioned or approved. (g) Crystallisation of Charges No event has occurred causing, or which on intervention or notice by any third party may cause, any floating charge created by any Group Company to crystallise or any charge created by it to become enforceable, nor has any such crystallisation occurred or is such enforcement in process. (h) Rights of Third Parties In relation to any property or assets held by any Group Company under any hire purchase, conditional sale, chattel leasing, retention of title agreement or otherwise belonging to a third party, no event has occurred which entitles, or which on intervention or notice by the third party may entitle, the third party to repossess the property or assets concerning or terminate the agreement or any licence in respect of the same. (i) Notices Received No notice from the Revenue Commissioners under Section 1001 of the TCA has been received by any Group Company or by any director of any Group Company. (j) Statutory Demand (i) No 21-day notice or other statutory demand whether under Section 570 of the Companies Act or otherwise has been received by any Group Company in any relevant jurisdiction. (ii) No order has been made nor, so far as the Warrantors are aware, are there any facts or circumstances which could give rise to an order being made against any Group Company under Section 599 of the Companies Act. (iii) So far as the Warrantors are aware, no Group Company has acquired any property in circumstances which may lead to an application for an order of the Court under Section 608 of the Companies Act.

(k) Strike Off No Group Company has ever been struck off the register of companies or has received notice that it is liable to be struck off and subsequently restored to the register under Section 737 or Section 738 of the Companies Act. (l) Investigation No Group Company has had its affairs investigated under Sections 747, 748, 750 or 763 of the Companies Act, nor has there been any investigation of the ownership of the Shares under Section 764 or request under Section 767 of the Companies Act, nor has there been a direction made under Section 768 of the Companies Act. (m) No event analogous to any of the foregoing has occurred in any other jurisdiction. 14. INSURANCE (a) A full and accurate summary of all current insurance and indemnity policies (the “Policies”) in respect of which each Group Company has an interest (including all premiums in respect of the Policies) are set out in Section 14(a) of the Disclosure Schedule. All premiums due in respect of the Policies have been fully paid. (b) Nothing has been done or omitted to be done by any Group Company which is likely to render any of those Policies void or is likely to result in an increase in premium under any of the Policies. (c) No claim is outstanding under any of the Policies and no event has occurred, and so far as the Warrantors are aware, no circumstances exist, which give rise, or are likely to give rise, to any claim under any of the Policies. (d) Each Group Company is now, and has at all times been, covered on normal market terms for a person carrying on the same business as each Group Company respectively against accident, damage, injury, public liability, third party loss (including product liability), business interruption, loss of profits and other risks normally covered by insurance by such a person and the Property and all other assets of an insurable nature of each Group Company are insured with a reputable insurance office or underwriters in amounts representing their full reinstatement or replacement value (including, where the Property is let, two years’ loss of rent) against fire and other risks normally insured against by persons carrying on business similar to that of the relevant Group Company. 15. PROPERTY (a) No Property No Group Company currently holds any title to or interest in land or buildings in freehold, leasehold or under licence and has no obligations in respect of same. (b) Former Property No Group Company has outstanding obligations (whether existing or contingent) in respect of any properties formerly owned or occupied or used by it or in respect of which it had an interest or acted as surety.

(c) Outstanding Contracts No Group Company has entered into any agreement to acquire any property or interest in or right over any property which has not been completed. The Huckletree Licence Agreement is in full effect and no Group Company is, or has been at any time, in breach of the agreement. 16. EMPLOYEES (a) Terms and Conditions and Benefits (i) Section 16(a)(i) of the Disclosure Schedule contains full and accurate particulars of the following: (A) the total number of employees of each Group Company including those who are on lay-off, any form of leave and those who have, or may have, a right to return to work with any Group Company; (B) organisation structure charts showing lines of responsibility; (C) a table for each Group Company setting out full particulars in respect of each employee (including personnel details, employment status, commencement date, basic salary, bonus eligibility, variable compensation, all potential benefit entitlements, notice entitlements, employment entity, work location, and paid leave entitlements): (ii) A copy of the template employment contract for the group is appended at Section 16(a)(ii) of the Disclosure Schedule. All employees are engaged under a written contract of employment and no employee is currently employed under any contract on substantially different terms from the templates that have been provided. (iii) Copies of the employee handbooks and details of all material terms and conditions as to benefits in respect of employees of each of the Group Companies are set out at Section 16(a)(iii) of the Disclosure Schedule. (iv) There are in existence service agreements with all executive officers of each of the Group Companies. (v) No offers of employment have been made to prospective employees that have not yet been accepted or that have been accepted but where the employment has not yet started. (vi) There is no agreement or arrangement between any Group Company and any current or former officer or employee with respect to their employment, their ceasing to be employed or their retirement, which is not documented in their written contract of employment. (vii) The basis of the remuneration payable to the officers or employees of each Group Company is the same as that in force at the Last Financial Year End Date. No Group Company is obliged to increase, or has made any provision to increase, the aggregate annual remuneration payable to the officers and employees by more than 5% (five per cent) and, in the case of any individual officer or employee, by more than 10% (ten per cent).

(viii) Since the Last Financial Year End Date, there has been no material alteration in the terms of employment of, or any change in the number of, the employees and officers of each Group Company. (ix) There are no amounts owing to any current or former officers or employees of any Group Company other than remuneration accrued to date. (x) No Group Company has in place or has offered or is proposing to introduce any profit sharing, bonus, commission, incentive, share / share option or retention scheme for any employee or any other person. (xi) No Group Company has a custom and practice of paying bonuses to employees. (xii) No Group Company has in place nor is it proposing to introduce a sick pay scheme. (xiii) No Group Company is contractually obliged, or obliged by custom and practice, to pay employees on protective leave. (xiv) There are no outstanding remote working requests. (xv) No Group Company is liable to pay any industrial training levy nor has any Group Company outstanding any undischarged liability to pay to any government or regulatory authority any amount arising in connection with the employment of current or former officers or employees. (xvi) No Group Company has offered, promised or agreed to any future variation in any contract of employment of any employees or officers. (xvii) Each Group Company has at all times complied with its obligations in respect of current and former employees and officers in relation to the payment of wages and remuneration. Without prejudice to the generality of the foregoing, each Group Company has at all times complied with the Payment of Wages Act 1991, the National Minimum Wage Acts 2000 and 2015 (or similar legislation in any other jurisdiction in which the Group engages employees) and with all registered employment agreements, employment regulation orders and / or sectoral employment orders. (xviii) No Group Company has made or agreed to make or promised any payment or provided or agreed to provide any material benefit to any current or former officer or employee of any Group Company or any of their dependents in connection with the actual or proposed termination or suspension of their employment or variation of any service agreement. (xix) Each employee is legally permitted or has the required authorisation to work in the jurisdiction and location they are working in. All Group Company employees on an employment permit have been compensated at the required wage level in all materials respects as established by the applicable law. (b) Records Each Group Company has maintained up to date and adequate records regarding the service of each of its current and former officers and employees including but not limited to records of written terms of employment, holidays, working hours and rest breaks, payroll details, register of any employees under 18 (eighteen) years of age, payment of sick pay, protective leave, disciplinary, grievance, protected disclosures, health and safety matters, employment permits, personal public service numbers, income tax and social security contributions and termination of employment and in compliance with each Group Company’s statutory obligations in relation to the maintenance of records. (c) Non-Payroll Resources (i) Section 16(c)(i) of the Disclosure Schedule contains a table for each Group Company setting out the following details in respect of all non-payroll resources, consultant, independent contractor, subcontractor, freelancer or other current service providers (to the extent that such subcontractors and / or service providers provide services through their own employees or contractors) of the relevant Group Company, whether directly or indirectly through an agency or other entity (and including any persons providing services to the relevant Group Company on behalf of the foregoing) (each such person within this paragraph being a “Contractor”): (A) name; (B) name of engagement model (whether directly or through a company); (C) name of engaging Group Company; (D) where the Contractor is located; (E) type of services provided; (F) compensation, including when invoices are due (e.g., net 30); (G) date of commencement of services; (H) duration of term, if applicable; and (I) the length of notice necessary to terminate each agreement. (ii) Contractors are not employees for the purposes of statutory protection available to employees or for tax and / or social security purposes. (iii) No Contractor has given notice terminating their engagement or has advised any Group Company of any intention to give such notice. No Group Company has given notice of termination to any Contractor. (iv) To the extent that any Group Company is expressly required by applicable law to ensure that any Contractor is legally permitted or has the required authorisation to work in the jurisdiction and location they are working in, such Contractor has such legal permission or authorisation. (v) Copies of all types of contractor or services agreements between each Group Company and the Contractors or templates thereof (to the extent all Contractors signed the same template) are appended at Section 16(c)(v) of the Disclosure Schedule. (d) Termination (i) Every employment contract between any Group Company and its employees can be terminated by three months’ written notice or less without giving rise to a claim for damages or compensation (other than a statutory redundancy payment or statutory compensation for unfair dismissal). There are no outstanding liabilities in connection with employment or engagement by any Group Company of any former employee or Contractor whose employment or engagement with the respective Group Company has terminated. (ii) None of the current Group Company employees has provided notice or has been provided with termination notice of their employment as of the date of this Agreement. (iii) The acquisition of the Shares by the Buyer and compliance with the terms of this Agreement shall not entitle any employees or officers of any Group Company to terminate their employment or receive any payment or other benefit. (e) Claims and Proceedings (i) No current or former officer and / or employee has made any employment-related claim (including a claim for breach of contract, unfair dismissal, discrimination, victimisation, penalisation, occupational work related illness or injury, bullying or harassment) and no Contractor has made any claim regarding classification against any Group Company that remains outstanding. No notices of violation or compliance have been filed with, or otherwise made by, any government authority or statutory body against any Group Company. There are no actions, suits, claims, audits, inspections, investigations, administrative matters, trade disputes or grievances pending or threatened or, so far as the Warrantors are aware, reasonably anticipated relating to any labour matters, hire date, wages, benefits, severance, social security, tax, employment status, data protection, fitness and probity, medical, protected or family leave, safety or discrimination matters involving any current or former Group Company employee or independent contractor, including but not limited to, claims of wage and / or working time breaches, unfair business practices, discrimination, victimisation, penalisation, harassment, wrongful termination complaints, or fines for incorrect registration and there are no circumstances which would give rise to such. None of the employment policies or practices of any Group Company are currently being audited or investigated. No Group Company or any of its officers is, or has been, subject to any order, decree, injunction or judgment by any government or statutory body in respect of any employment matters which remains outstanding. (ii) There are no disciplinary, bullying / harassment, whistleblowing / protected disclosure grievance proceedings or data subject access requests pending or threatened and no investigations are currently being carried out in respect of any employee of any Group Company. (iii) There are no current enforcement actions being taken against any Group Company by the Health and Safety Authority in respect of any matters concerning the safety, health and welfare of employees at work. (f) Compliance Each of the Group Companies has, in relation to each of its officers, employees and Contractors (and, so far as relevant, to each of its former officers, employees and Contractors) at all times complied:

(i) in all material respects with obligations under common law, contract and the law of equity; (ii) in all material respects with statutes, regulations, codes of practice and codes of conduct; (iii) in all material respects with its internal policies relating to employee matters; (iv) with agreements reached in the context of industrial relations; (v) with all orders, judgments, rulings, recommendations, decisions, determinations and awards made by the Workplace Relations Commission, the Labour Court, the Civil Courts or other current or former judicial and / or quasi-judicial bodies of competent jurisdiction; and (vi) with all recommendations, decisions and determinations made by the Office of the Revenue Commissioners, the Department of Social Protection, the Data Protection Commission, the Central Bank of Ireland, the Health and Safety Authority or other current or former statutory or regulatory bodies. (g) Industrial Relations and Trade Unions (i) Section 16(g)(i) of the Disclosure Schedule contains full and accurate details of: (A) all recognised trade unions; (B) all agreements or arrangements in existence with recognised trade unions relating or relevant to any of the employees of any Group Company; and (C) the current state of any negotiations with any trade union, staff association or other organisation formed for a similar purpose which might affect the terms and conditions of employment of any employees. (ii) None of the Group Companies is involved in any dispute or negotiation regarding a claim of material importance with any trade unions or association of trade unions or organisation or body of employees. No facts or circumstances exist which might lead to any such dispute. During the past two years, none of the Group Companies has had a strike or lockout or any other industrial action or labour dispute which has materially disrupted their businesses. (iii) No Group Company is or has been a party to a dispute or threat of a dispute pursuant to the Industrial Relations Acts 1946 to 2019 or the Industrial Relations (Amendment) Act 2001 and Industrial Relations Act 1990 (Enhanced Code of Practice on Voluntary Dispute Resolution) Declaration Order 2004. (iv) Each Group Company has complied in full with all of its obligations to employees and officers under collective agreements with trade unions, excepted bodies and any employee representative bodies. (v) There are no claims in existence, pending or threatened against any Group Company by any trade union for trade union recognition.

(h) Redundancies (i) Section 16(h) of the Disclosure Schedule contains full and accurate details of all redundancies, redundancy programmes and severance payments over the last five years including details of: (A) the number and type of employees affected; (B) the selection criteria applied; (C) the severance payments that were paid; and (D) any relevant policies, terms and conditions and established customs and practices. (ii) Each Group Company has complied with all agreements, customs and practices and legislation in relation to any redundancies effected in the last five years. (iii) No Group Company is presently in a redundancy process. (i) Transfer of Business No Group Company has been a party to any relevant transfer within the scope of the European Communities (Protection of Employees on Transfer of Undertakings) Regulations, 2003. No Group Company has failed to comply with any obligation under those Regulations. 17. PENSIONS AND OTHER BENEFITS (a) Pension Details Section 17(a) of the Disclosure Schedule contains complete, accurate and up to date details of the Pension Scheme including the obligations of each Group Company in respect thereof. (b) No Other Obligations Except for the Pension Scheme, there are not in operation, no proposal has been announced and no promise has been made to enter into or establish, any agreement, arrangement, custom or practice for the payment of, or payment of any contributions towards, any pensions, allowances, lump sum or other like benefits on retirement, death, disability, termination of employment or during periods of sickness or disablement, for the benefit of any employee or officer or any prospective or former employee or officer or for the benefit of the dependants of any of them and no Group Company has any actual or contingent liability to provide or contribute towards any such benefits other than under the Pension Scheme. (c) Obligations in respect of the Pension Scheme In relation to the Pension Scheme: (i) Section 17(c) of the Disclosure Schedule contains full and complete details of the rates at which both employer and employee contributions are payable in respect of each member and a list of which employees have declined to participate in the Pension Scheme;

(ii) all contributions due have been paid in full by the due date for payment; and (iii) the Pension Scheme was established as a Defined Contribution Scheme and has not been converted from or established in succession to a Defined Benefit Scheme. (d) Compliance (i) The Pension Scheme is Approved and there are no circumstances which might give the Revenue Commissioners reason to withdraw Approval. (ii) The Pension Scheme has been designed to comply with, and has been administered in accordance with: (A) all applicable laws including, without limitation, the Pensions Act and all relevant statutes and subordinate legislation of Ireland and all relevant provisions of the laws of the European Union and all applicable guidance and codes of governance published by the Pensions Authority from time to time; (B) the trusts, powers and provisions of the Pension Scheme; and (C) the requirements of the Revenue Commissioners for exempt approval. (iii) The Pension Scheme is registered with the Pensions Authority as required by the Pensions Act. (iv) There are no actions, suits or claims (other than routine claims for benefits) outstanding, pending or threatened against the trustees or administrator of the Pension Scheme or against any Group Company or any other employer participating in or contributing to the Pension Scheme in respect of any act, event, omission or other matter arising out of or in connection with the Pension Scheme as the case may be and there are no circumstances which may give rise to any such claim. (e) Insurance All benefits (other than refunds of contributions) payable under the Pension Scheme or otherwise on the death of an employee or during periods of sickness or disability of the employee are at the date of this Agreement fully insured under a policy effected with an insurance company and each employee has been covered for such insurance by such insurance company at its normal rates and on its normal terms for persons in good health and all insurance premiums payable have been paid. (f) Part Time and Fixed Term Employees There has been no unlawful discrimination of any past or present part time or fixed term employees in respect of access to membership of, or contributions payable to, the Pension Scheme. (g) Group Companies (i) Each Group Company which participates in a Pension Scheme has been properly admitted to participation in the Pension Scheme.

(h) No Defined Benefit Liabilities No Group Company has previously, sponsored, contributed to or had any liability whatsoever in respect of a Defined Benefit Scheme. (i) Prior Scheme In relation to the Prior Scheme: (a) its winding-up and dissolution has been validly effected in accordance with its governing documentation and all applicable pensions legislation; (b) no Group Company has any outstanding or ongoing liability or obligation to make any contribution or payment to the Prior Scheme in respect of its participation in the Prior Scheme; and (c) all costs or expenses relating to the administration, determination and winding-up of the Prior Scheme for the account of any Group Company have been discharged in full. 18. LITIGATION AND COMPLIANCE WITH LAW (a) Litigation (i) No Group Company and , so far as the Warrantors are aware, no person for whose acts or defaults any Group Company is or may be vicariously liable is involved, or has at any time in the past three years been involved in, or the subject of, any claim, legal action, suit, litigation (civil or criminal), prosecution, investigation, inquiry, tribunal, arbitration, mediation or administrative, disciplinary, enforcement or other proceedings (“Actions”) in any jurisdiction and there are no Actions pending or threatened against any Group Company, nor so far as the Warrantors are aware does any fact or circumstance exist which is likely to or could give rise to any Actions. (ii) There is no order, notice, demand, direction, decree or judgment of any court, supranational, national or local authority, governmental agency or regulatory body outstanding or so far as the Warrantors are aware anticipated against any Group Company, its officers or any person for whose acts or defaults any Group Company is or may be vicariously liable. (b) Compliance with Law (i) Each Group Company, and so far as the Warrantors are aware each person for whose acts or defaults any Group Company is or may be vicariously liable, has conducted its business material in compliance with all applicable legal, regulatory or statutory requirements and obligations (whether in Ireland or in any other jurisdiction). (ii) Each Group Company and its officers have carried on its business in accordance with the Companies Act and so far as the Warrantors are aware there are no circumstances which might give rise to any notice, inquiry, investigation or proceedings by the Corporate Enforcement Authority or any other regulatory authority against the Group Company or its officers and no such action has been taken against the Group Company or its officers to date.

(c) Anti-Corruption, Bribery and Compliance (i) Each Group Company has complied with its obligations under all relevant anti-money laundering legislation (including but not limited to the Criminal Justice (Money Laundering and Terrorist Financing) Acts 2010 to 2018, the United Kingdom Money Laundering, Terrorist Financing and Transfer of Funds (Information on the Payer) Regulations 2017 and the United Kingdom Proceeds of Crime Act 2002) and anti-corruption legislation (including but not limited to the Criminal Justice (Corruption Offences) Act 2018, Ethics in Public Office Acts 1995, as amended by the Standards in Public Office Act 2001, Proceeds of Crime Acts 1996 to 2016, the Criminal Justice (Theft and Fraud Offences) Act 2001, the United Kingdom Bribery Act 2010 and the United States Foreign Corrupt Practices Act 1977) and no Group Company, nor any person for whose acts or defaults any Group Company is or may be vicariously liable has engaged in any activity, practice or conduct which would constitute an offence under any of the foregoing legislation or its equivalent in any other jurisdiction. (ii) No Group Company and none of its officers, employees or agents or any person for whose acts or defaults any Group Company is or may be vicariously liable, has ever directly or indirectly given or agreed to give any gift, inducement or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder its business or assist it in connection with any actual or proposed transaction. (d) No Group Company nor, so far as the Warrantors are aware, any of their respective directors, officers or employees: (iii) is in violation of, or has violated, any applicable Sanctions; (iv) is, or has been, a Restricted Person; and/or (v) has engaged, or is engaging in any transaction or activity which is likely to give rise to a liability under or in connection with the applicable Sanctions or result in it becoming a Restricted Person. (e) Export Controls Each Group Company has conducted its export transactions in accordance in all respects with applicable provisions of applicable export and re-export controls laws and regulations in all countries in which the Group conducts business. (f) Licences, Authorisations and Consents (i) Each Group Company has obtained all licences, permits, authorisations and consents required for the proper carrying on of its business and all licences, permits, authorisations and consents are valid and subsisting. (ii) No Group Company is in breach of any licences, permits, authorisations or consents and, no circumstances exist which may result in any of them being suspended, revoked, modified or not renewed, in whole or in part. (g) Defective Products / Services No Group Company has manufactured, imported, sold or supplied products or supplied services which are or were, or are likely to become, faulty or defective or which do not comply with any warranties or representations expressly or implicitly made by any Group Company, or with all applicable laws, regulations, standards and requirements. 19. COMPETITION AND STATE AID (a) Competition Law No Group Company is, or has been, engaged in any agreement, arrangement, practices or conduct which would amount to an infringement of the Competition Law of any jurisdiction in which any Group Company conducts, or has conducted business, and no director, or employee of any Group Company is engaged, or has been engaged, in any activity which may constitute an infringement under such Competition Law. (b) Investigations, Inquires and Proceedings (i) No Group Company nor any director or employee of any Group Company is, or has been, the subject of any investigation, inquiry, or proceedings by any Competition Authority in connection with any actual or alleged infringement of the Competition Law of any jurisdiction in which a Group Company conducts, or has conducted, business. (ii) No such investigation, inquiry, or proceedings as mentioned in paragraph (i) of this Warranty has or have been threatened or are pending and there are no circumstances likely to give rise to any such investigation, inquiry or proceedings. (iii) No Group Company and no director or employee of any Group Company is, or has been, the subject of any proceedings by any third party in connection with any actual or alleged infringement of the Competition Law of any jurisdiction in which a Group Company conducts, or has conducted business, and no proceedings have been threatened or are pending. (iv) No Group Company is affected by any existing or pending decisions, judgments, orders or rulings of any Competition Authority and no Group Company has given any undertakings or commitments to a Competition Authority which may affect the conduct of the business of any Group Company. (c) State Aid No Group Company is in receipt of any payment, guarantee, financial assistance or other aid (as that term is understood for the purposes of Articles 107-109 of the Treaty on the Functioning of the European Union (“Treaty”)) from a government or any state body, or from State resources, which: (i) was not, but should have been, notified to the European Commission under Article 108 of the Treaty for a decision declaring such aid to be compatible with the EU internal market; or (ii) is otherwise incompatible with the EU internal market.

Part 2 : Tax Warranties 1. TAX PAID (a) Each Group Company has paid all Tax which it is or has been liable to pay, deduct, withhold or account for by the due dates and no penalties, fines or surcharges or interest have been incurred. (b) No Group Company has any liability to Tax that has not been paid prior to the date of this Agreement or provided for in the Financial Statements. (c) No act, transaction, event, occurrence or omission has been effected or tolerated in consequence of which any Group Company is, or may be, liable for any Taxation directly or primarily chargeable against, or attributable to, some other person (other than another Group Company). 2. TAX RESIDENCE (a) Each Group Company has been, since the date of its incorporation, resident for Tax purposes in its jurisdiction of incorporation only and has not been at any time resident in any jurisdiction other than (or in addition to) its jurisdiction of incorporation. (b) No Group Company has carried on any business in any jurisdiction other than its jurisdiction of incorporation through a branch, agency, permanent establishment or otherwise. 3. TAX RETURNS AND RECORDS (a) Each Group Company has made (or caused to be made) or submitted (or cause to be submitted) within applicable time limits all returns, declarations, payments, notices, reports, accounts, computations, statements, assessments, claims, disclaimers, elections and registrations (“Tax Documents”) required to be made or submitted and has supplied (or caused to be supplied) in a proper and timely manner all information required to be supplied to any Tax Authority and all such Tax Documents and information are correct and complete in all material respects. (b) Each Group Company has obtained and retained for the required period or four years where no such period applies all sufficient and proper records, invoices and other documents required to be maintained for such period for Tax purposes and each Group Company has retained sufficient records for the purposes of assessing whether any transaction, arrangement or step forming part of any transaction or arrangement in which it has participated, or in respect of which it has acted as an intermediary, is a reportable cross-border arrangement as defined in Council Directive (EU) 2018/822 of 25 May 2018 amending Directive 2011/16/EU (“DAC6”). 4. TAX DISPUTES AND CONCESSIONS (a) There is no dispute or disagreement outstanding with any Tax Authority in relation to the Group Companies. (b) The amount of any liability to Tax of any Group Company has not, to any extent, depended on any concession with any Tax Authority. (c) No transaction has been effected by any Group Company in respect of which any consent, clearance, or approval from any Tax Authority was required and which consent, clearance or approval (as the case may be) was not obtained.

(d) In the five years prior to the date of this Agreement, no Group Company has been the subject matter of any non-routine visit, investigation or audit by any Tax Authority and, as far as the Sellers are aware, no such visit, investigation or audit is planned for 12 months from the date of this Agreement. 5. VAT (a) Each Group Company is registered for VAT in its jurisdiction of incorporation and is not, and has not been at any time, registered for VAT in any jurisdiction other than its jurisdiction of incorporation. (b) No Group Company is, or has ever been, a member of a VAT group. (c) Each Group Company has complied in all respects with the provisions of Council Directive 2006/112/EC and all other laws of the European Union relating to VAT, VATCA and any equivalent legislation in any other jurisdiction. 6. PAYROLL TAXES (a) Each Group Company is duly registered for and has properly operated payroll taxes and contributions (including PAYE, PRSI, universal social charge and national insurance) and has made all payments, returns and submissions to the relevant Tax Authority. (b) No Group Company has paid any emoluments or remuneration or made any payment to its employees, officers or directors (either deemed or otherwise) which shall not be deductible in computing the income of such Group Company for corporation tax purposes. (c) Each Group Company which has made any claim for COVID-19 wage subsidy / job retention schemes (or equivalent schemes in any other jurisdiction) before Completion has satisfied and complied with all conditions necessary to avail of such schemes and retained sufficient and proper records to demonstrate compliance with the conditions for availing of such schemes, including (but not limited to) such trading information and all other information relied upon by the Sellers and / or the Group Companies to determine each Group Company’s eligibility to avail of such schemes. 7. ANTI-AVOIDANCE (a) No Group Company has been involved in any transaction or series of transactions the main purpose, or one of the main purposes, of which was the avoidance of Taxation or equivalent regime in any other jurisdiction. (b) Each Group Company has complied in all respects with the reporting requirements under the mandatory disclosure regime set out in Part 33, Chapter 3 TCA, or equivalent regime in any other jurisdiction. (c) No Group Company has acquired or disposed of any asset, supplied or received any service or entered into any transaction otherwise than by way of bargain at arm’s length. 8. STAMP DUTY (a) Any document that is necessary in proving the title of a Group Company to any asset which is owned by a Group Company as at the date of this Agreement, is duly stamped for stamp duty or stamp duty reserve tax purposes or has had the transfer or registration tax due in respect of it paid. (b) No part of the value of the Shares is derived directly or indirectly from a “residential unit” within the meaning of Section 31E SDCA. (c) Entering into and implementing this Agreement shall not give rise to a conveyance to which Section 31C SDCA applies. 9. OTHER (a) No Group Company has entered into any transaction where the provisions of any Tax law could result in any adjustment to any payment made or received by, or the reported profits or losses of, any Group Company as a result of such transaction and all documents and records required to be kept in accordance with the provisions of Part 35 TCA, and any equivalent provision in any other jurisdiction, have been maintained in the appropriate form and for the prescribed period of time. (b) Each Group Company is not, and has not been at any time, a close company as defined in Part 13 TCA (or any equivalent provision in any other jurisdiction). (c) No obligation has arisen or will arise prior to or on Completion for the Buyer to deduct an amount under Section 980 TCA in relation to the payment of any consideration for the acquisition of the Shares. (d) Entering into and implementing this Agreement shall not give rise to a charge to Tax for any Group Company or a withdrawal or clawback of any relief or exemption from Tax previously obtained by any Group Company on or before the date of this Agreement. (e) No Group Company has entered into, acted as an intermediary with respect to, or taken any step which forms part of an arrangement which is a reportable cross border arrangement within the meaning of DAC6 on or prior to the date of this Agreement and none of the Sellers nor any Group Company entered into any such arrangement or took any such step in connection with the sale to the Buyer of the Shares. (f) No payment or other sum of an income nature paid or payable by a Group Company, or which a Group Company is under an existing obligation to pay on or after the date of this Agreement, are or may be wholly or partially disallowable in computing taxable profits for Tax purposes. (g) No Group Company is bound by or party to any Tax indemnity, Tax sharing or Tax allocation agreement or similar contract or arrangement. (h) No Group Company is a constituent entity within the scope of Section 111C TCA or a qualifying entity within the meaning of Section 111AAB TCA. (i) All claims made by a Group Company pursuant to Part 29, Chapter 2 of the TCA were validly made and the Group Company has maintained the necessary supporting records with respect to such claims.

SCHEDULE 6 LIMITATIONS ON LIABILITY 1. TIME LIMITS Any Warranty Claim: (a) against a Seller or EI or NDRC under the Core Warranties or EI Core Warranties or NDRC Core Warranties (as the case may be) given by that Seller or EI or NDRC (as the case may be) shall be barred unless the Buyer provides a Claim Notice before the date falling five years following the Completion Date; and (b) against the Sellers: (i) under the General Warranties shall be barred unless the Buyer provides a Claim Notice before the date falling two years following the Completion Date; and (ii) under the Tax Warranties shall be barred unless the Buyer provides a Claim Notice on or before the date that is 30 days after the fifth anniversary of the end of the period for which the Group is chargeable for Tax in which Completion occurs. 2. THRESHOLDS FOR CLAIMS (a) The Sellers (including the Warrantors) shall have no liability to make any payment to the Buyer in respect of any Warranty Claim (other than an Uninsured Risk Claim) unless: (i) the aggregate liability of the Sellers (including the Warrantors) in respect of each Warranty Claim (other than an Uninsured Risk Claim) exceeds [***] (a “De Minimis Claim”) provided that a De Minimis Claim may include the aggregate of all Warranty Claims arising out of the same circumstance; and (ii) the aggregate liability of the Sellers (including the Warrantors) in respect of all Warranty Claims (other than an Uninsured Risk Claim) (including all De Minimis Claims) exceeds [***] (the “Threshold”), in which event the Sellers shall be liable, subject to paragraph 2(b), for the entire amount of such liabilities and not merely the excess over the Threshold. (b) The Sellers (including the Warrantors) shall have no liability to make any payment to the Buyer in respect of any Uninsured Risk Claim (other than any Claims under the Tax Deed (to the extent such Claim is an Uninsured Risk Claim) for which no De Minimis or Threshold shall apply) unless: (i) the aggregate liability of the Sellers in respect of each Uninsured Risk Claim exceeds [***] (a “Uninsured De Minimis Claim”) provided that a Uninsured De Minimis Claim may include the aggregate of all Uninsured Risk Claims arising out of the same circumstance; and (i) the aggregate liability of the Sellers in respect of all Uninsured Risk Claims (including all Uninsured De Minimis Claims) exceeds [***] (the “Uninsured Threshold”), in which event the Sellers shall be liable, subject to paragraph 2(b), for the entire amount of such liabilities and not merely the excess over the Uninsured Threshold.

(c) Subject always to limitations in this Agreement and save in the case of fraud (in which case the Buyer shall have direct recourse to the relevant Seller(s) who committed such fraud(s)), the Buyer shall be obliged to seek recovery for the amount of any Claim in accordance with the following: (i) in respect of a Claim (other than an Uninsured Risk Claim or a Core Warranty Claim), under the W&I Insurance Policy solely; (ii) in respect of an Uninsured Risk Claim, the Buyer (A) having first sought recourse to the fullest extent possible under the W&I Insurance Policy, and (B) thereafter, only where the W&I Insurer has denied or refused coverage or where the Buyer is deemed to have complied with its obligation under paragraph (A) (which will be deemed to have occurred if the Buyer has been seeking recourse under the W&I Insurance Policy for a period of six months without the W&I Insurer having refused, denied or accepted cover), shall it be entitled to set-off the amount of any such Uninsured Risk Claim pursuant to the terms of the Put and Call Option Agreement. The Buyer agrees to provide the Sellers’ Representative such information as it might reasonably require in connection with such Uninsured Risk Claim (provided that the Sellers’ Representative may only share such information with NDRC and the Institutional Investors if they have provided a non-disclosure agreement in respect of same in a form satisfactory to the Buyer (acting reasonably)); (iii) in respect of a Core Warranty Claim, the Seller who has committed a breach of the Core Warranties shall, on a several basis, pay to the Buyer an amount equal to such Claim and the parties acknowledge that the Buyer has a right of set off in respect of any such Core Warranty Claim pursuant to the terms of the Put and Call Option Agreement (and the Buyer acknowledges that paragraph 6 will apply to the extent the Buyer recovers under the W&I Insurance Policy in respect of such Core Warranty Claim). (d) For the avoidance of doubt the liability of the Sellers (including the Warrantors) with respect to all Claims shall be several and the maximum aggregate liability of any single Seller (including the Warrantors) with respect to all Claims (other than Core Warranty Claims and Uninsured Risk Claims) shall not exceed €1.00 including all costs, charges, fees and expenses incurred by the Buyer or the Buyer's Group in connection with such Claims. (e) The maximum aggregate liability of each Seller, on a several basis in respect of all and any Core Warranty Claims or EI Core Warranty Claim or NDRC Core Warranty Claim (as the case may be) shall not exceed an amount equal to the Deal Value actually received by such Seller. (f) The maximum aggregate liability of each Seller in respect of all and any Uninsured Risk Claims shall not exceed an amount equal to the Option Consideration payable to each Seller. 3. CONTINGENT LIABILITY If any Warranty Claim is, at the time of service of a Claim Notice, based on a contingent liability of the Sellers, subject always to the limitations set out in this Schedule 6, no Warranty Claim shall be allowed in respect of such contingent, future or unascertainable liability and the Sellers shall not be obliged to make a payment to the Buyer unless and until the Buyer has actually suffered loss or incurred actual loss or liability.

4. NO DOUBLE RECOVERY The Buyer shall not be entitled to recover twice in respect of the same loss under any Warranty Claim and the Tax Deed. 5. DUTY TO MITIGATE Nothing in this Schedule 6 or in the Warranties shall or shall be deemed to relieve the Buyer of any common law duty to mitigate any loss or damage incurred by it. 6. RECOVERY FROM THIRD PARTY In the event that the Buyer or a Group Company is entitled to recover or otherwise claim reimbursement from a third party (including a Taxation Authority or any insurer) in respect of any matter giving rise to any Warranty Claim (other than a Tax Warranty Claim, in respect of which the provisions of Clause 6 (Recovery from Third Parties) of the Tax Deed shall apply): (a) the Buyer shall use all reasonable endeavours to pursue such recovery or seek such reimbursement from the relevant third party but shall not be required to do so before making a Warranty Claim (other than a Tax Warranty Claim) against the Sellers in respect of that matter, event or circumstance giving rise to that claim; (b) prior to payment to the Buyer in respect of any such Warranty Claim, the amount of that Warranty Claim shall be reduced by the amount recovered or reimbursed (net of any reasonable costs and expenses (including any increased insurance premium) incurred by the Buyer or any Group Company in making such recovery or reimbursement and any Tax thereon) but only to the extent the amount recovered or reimbursed relates to the same matter the subject of that Warranty Claim; or (c) following payment to the Buyer in respect of any Warranty Claim, the Buyer shall repay to the Sellers the lower of: (i) the amount of such recovery or reimbursement (net of any reasonable costs and expenses (including any increased insurance premium) incurred by the Buyer or any Group Company in making such recovery or reimbursement and any Tax thereon) to the extent it relates to the same subject matter of that Warranty Claim; and (ii) the amount paid to the Buyer, in respect of that Warranty Claim, The reference to “Tax thereon” shall include an amount equal to Tax which would have been charged thereon but for the use or set off of a Buyer’s Relief. 7. LIMITATIONS (a) No liability shall attach to a Seller in respect of any Warranty Claim (other than a Tax Warranty Claim) to the extent that: (i) a Warranty Claim (other than a Tax Warranty Claim) arises or is increased: (A) as a result of an act or omission on the part of a Warrantor occurring at the request of or with the prior written consent of the Buyer before Completion; (B) as a result of any voluntary act or omission of any Group Company after Completion (otherwise than in the ordinary and usual course of trading) except that this exclusion shall not apply where any voluntary act or omission is: (i) otherwise contemplated by this Agreement or (ii) carried out pursuant to a legally binding commitment created on or before Completion; (C) as a result of an act or omission compelled by law; or (D) any change introduced or having effect after the date of this Agreement in the accounting bases, policies, practices or methods applied in preparing any accounts or valuing any assets or liabilities of the Company or any of the Subsidiaries (other than where (and to the extent that) such changes are necessary to comply with applicable law or generally accepted accounting principles in force at or before the date of this Agreement); (E) any change in the accounting policies of the Buyer and/or any member of the Buyer’s Group after Completion save where such change is required to comply with applicable law or any mandatory regulatory or financial reporting requirement applicable to the Company prior to Completion; and (F) as a result of the passing or coming into force of, or any change in, any legislation made after the date of this Agreement, whether or not such change has retrospective effect. (ii) specific provision or specific reserve in respect of such liability has been made in the Financial Statements and/or such amount has been included in the calculation of Cash, Debt or Working Capital in the Completion Accounts; or (iii) such liability would not have arisen (or would not have been increased) but for a change in Tax rates, or a change in Tax legislation or Tax law after Completion, provided that, in any case, the change was not announced by the relevant Tax Authority on or prior to Completion. (b) The Warrantors and/or Sellers shall have no liability under the Warranties (save in respect of the Core Warranties) if and to the extent that the fact, matter, event or circumstance giving rise to a Warranty Claim (other than a Core Warranty Claim) has been Fairly Disclosed or otherwise where a specific allowance, specific provision or specific reserve was made in the Financial Statements in respect of the matter, event or circumstance giving rise to the Warranty Claim. (c) The Buyer shall not be entitled to make a Claim to the extent that the facts, matters, events or circumstances giving rise to that claim are within the actual knowledge of the Buyer at the date of this Agreement. For the purposes of this paragraph 7(c), the knowledge of the Buyer shall mean the knowledge of Heidi Jonas and Joe del Preto. 8. EXCLUSIONS Notwithstanding any other provision of this Agreement, nothing in this Schedule 6 shall operate to exclude or limit a Seller’s liability to the extent any claim by the Buyer against such Seller arises, in whole or in part, or is increased or delayed as a result of any fraudulent act, fraudulent omission or fraudulent misrepresentation by such Seller.

9. CONDUCT OF CLAIMS (a) If at any time the Buyer or any Group Company becomes aware of any claim, action, demand or proceedings made or threatened by a third party against the Buyer or any Group Company which may or is reasonably likely to give rise to (or increase or extend the liability under) a Warranty Claim (other than a Tax Warranty Claim) (after taking into account the limitations contained in this Schedule 6), the Buyer shall (and shall procure that the relevant Group Company shall): (i) as soon as reasonably practicable notify the Sellers’ Representative in writing of the details of such claim as soon as reasonably practicable; (ii) keep the Sellers’ Representative reasonably informed in a timely fashion of the progress of any material developments in connection with the claim; 10. PRINCIPAL PRIVATE RESIDENCE The Buyer shall have no recourse to the principal private residence (as such term is defined in Part 19, Chapter 7, Section 604(2) of the TCA) of any individual Seller in respect of recovery of any liability which any such individual Seller may have in respect of any claim under this Agreement. 11. NO RESCISSION The Buyer agrees that rescission shall not be available as a remedy for any breach of this Agreement and the Buyer shall not be entitled to rescind this Agreement.

SCHEDULE 7 COMPANY AI AI is integrated into one of NewsWhip’s products: Spike. The AI features are as follows: (i) AI Agent. After entering a search or other parameters to filter for a topic responsive to their interests, users can set up an AI “Agent” to monitor that topic continuously. The Agent detects changes in public or media interest in a topic without the need for manual checking. When noteworthy events occur, the user receives an email alert summarising the change and context about that change. AI Integration – NewsWhip uses Open AI’s GPT (Generative Pre-trained Transformer) LLMs (Large Language Models), via API and under their business subscription, to enable the analysis provided by the AI Agent. NewsWhip provides GPT with “context” including the company name and search topic as input for inference. The AI analyses the cause of the change to identify one or more themes. It then decides if it should alert the user based on the identified cause and user context (company name and search topic).An automated email is sent to the customer with the relevant updates including summaries generated by the GPT and graphics generated by NewsWhip. No personal or sensitive data is shared and the output is not used for training the LLM. (ii) AI Digest. After entering a search or other parameters to filter for a topic responsive to their interests (a “Search”), users can set up a scheduled email “digest”. The AI analyses the top articles and identifies and summarises the themes in that topic, providing a high level view of new developments. This can be tailored in frequency to suit the needs of the user. Users choose the topic and the frequency of the email alerts. AI Integration – the most engaged with articles from a user’s search are sent to a foundational LLM (Open AI’s GPT). The LLM identifies key themes and crafts an executive summary. No personal or sensitive data is shared with the LLM and the output is not used for training the LLM. (iii) Top Themes. Top Themes uses AI to analyse the top articles in a user’s search and identify distinct themes. AI Integration – Top Themes leverages Open AI’s GPT to process headlines and article content, returning a list of themes to the customer each with a concise summary and associated article citations. No personal or sensitive data is shared with the LLM and the output is not used for training the LLM. (iv) Top People and Brands. After a user enters a given search or other filters to isolate a topic of interest, Top People and Brands uses an entity extraction service to extract mentions of people and organisations from the full-text of relevant web articles. These are presented as a visualization within the product. AI Integration – NewsWhip leverages third party entity extraction service to enable this feature. While the data and metrics are developed by NewsWhip, the third party service, which leverages AI, is essential to the feature.

SCHEDULE 8 DISCLOSURE SCHEDULE

List of Territories United States United Kingdom Singapore Germany Canada Italy Ireland France Australia Portugal Philippines Netherlands Spain Mexico Finland Argentina Ukraine Malaysia Brazil Republic Of Congo Indonesia Peru South Africa Greece Belgium Austria Switzerland Qatar

India Hungary Japan Poland Lebanon Columbia Jordan Chile Denmark Bangladesh Hong Kong

[SIGNATURE BLOCKS FOR SELLERS TO FOLLOW]

SIGNED for and on behalf of SPROUT SOCIAL LIMITED ________________________________ Director